SCHEDULE 14A
                                (RULE 14A-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
            SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[X] Preliminary proxy statement
[ ] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                MEDTRONIC, INC.
               (Name of Registrant as Specified in Its Charter)

                               CAROL E. MALKINSON
                  (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transactions applies:

(3) Per unit price or other underlying value of transaction computed pursuant to exchange Act Rule 0-11:1

(4) Proposed maximum aggregate value of transaction:
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, schedule or registration statement no.:

(3) Filing party:

(4) Date filed:

1 Set forth the amount on which the filing fee is calculated and state how it was determined.


                                PRELIMINARY COPY


                                NOTICE OF 1995
                               ANNUAL MEETING AND
                                PROXY STATEMENT

                                MEDTRONIC, INC.
                            7000 CENTRAL AVENUE N.E.
                          MINNEAPOLIS, MINNESOTA 55432

                                     [LOGO]


[LOGO]

                                                    7000 Central Avenue N.E.
                                                    Minneapolis, Minnesota 55432
                                                    Telephone: 612/574-4000

                                July 26, 1995

Dear Shareholder:

You are cordially invited to join us for our Annual Meeting of Shareholders to be held this year on Wednesday, August 30, 1995, at 10:30 a.m. (CDT) at Medtronic's Corporate Center at its Rice Creek facility, 7000 Central Avenue N.E., Minneapolis (Fridley), Minnesota.

The Notice of Annual Meeting of Shareholders and the Proxy Statement that follow describe the business to be conducted at the meeting. We will also report on matters of current interest to our shareholders.

Whether you own a few or many shares of stock, it is important that your shares be represented. If you cannot personally attend, we encourage you to make certain that you are represented at the Meeting by signing the accompanying Proxy card and promptly returning it in the enclosed envelope.

Sincerely,

/s/ Winston R. Wallin                    /s/ William W. George
Winston R. Wallin                        William W. George
Chairman of the Board                    President and Chief Executive Officer




                                PRELIMINARY COPY


                           NOTICE OF ANNUAL MEETING
                               OF SHAREHOLDERS
                          WEDNESDAY, AUGUST 30, 1995

To Our Shareholders:

The 1995 Annual Meeting of Shareholders of Medtronic, Inc. will be held Wednesday, August 30, 1995, at the Medtronic, Inc. Corporate Center at its Rice Creek facility, 7000 Central Avenue N.E., Minneapolis (Fridley), Minnesota, at 10:30 a.m. (CDT) for the following purposes:

     1.   To elect five Class III directors for three-year terms.

     2. To approve an amendment to Medtronic's Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 200,000,000 to 800,000,000.

     3.   To approve adoption of the 1995 Employees Stock Purchase Plan.

     4. To approve appointment of Price Waterhouse LLP as the Company's independent auditors.

     5. To take action on any other business that may properly be considered at the Meeting or any adjournment thereof.

These items are more fully described in the following pages of the Proxy Statement.

Shareholders of record at the close of business on July 7, 1995 will be entitled to vote at the Meeting and any adjournments of the Meeting.

By Order of the Board of Directors,

/s/ Ronald E. Lund
Ronald E. Lund
Secretary

Approximate Date of Mailing
Proxy Material: July 26, 1995

                           YOUR VOTE IS IMPORTANT.
                 PLEASE DATE AND SIGN THE ENCLOSED PROXY CARD
               AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.




                                PRELIMINARY COPY


[LOGO]                                         MEDTRONIC, INC.
                                               7000 CENTRAL AVENUE N.E.
                                               MINNEAPOLIS, MINNESOTA 55432



                               PROXY STATEMENT
                        ANNUAL MEETING OF SHAREHOLDERS
                               AUGUST 30, 1995

The Board of Directors of Medtronic, Inc. ("Medtronic" or the "Company") is soliciting the accompanying proxy for the Annual Meeting of Shareholders of Medtronic to be held on August 30, 1995.

A proxy card is enclosed. In order to register your vote, complete, date and sign the proxy card and return it in the envelope supplied.

When stock is registered in the name of more than one person, each such person should sign the proxy. If the shareholder is a corporation, the proxy should be signed in its corporate name by an executive or other authorized officer. If signed as attorney, executor, administrator, trustee, guardian, custodian or in any other representative capacity, the signer's full title should be given.

Shareholders are entitled to one vote for each share of Medtronic Common Stock, $.10 par value, they hold of record as of the close of business on
July 7, 1995. On that date,         shares of Medtronic Common Stock were
outstanding. A quorum (a majority of the outstanding shares) must be represented at the Meeting in person or by proxy to transact business.

Shares represented by a properly executed proxy received by Medtronic prior to the Meeting and not revoked will be voted in accordance with the instructions of the shareholder or, if no instructions are indicated, in accordance with the recommendations of the Board of Directors. A proxy may be revoked at any time before it is exercised by written revocation to the Corporate Secretary of Medtronic or by filing a new written proxy with the Corporate Secretary.

                            ELECTION OF DIRECTORS

DIRECTORS AND NOMINEES
The Board of Directors is divided into three classes. The members of each class are elected to serve three-year terms with the terms of office of each class ending in successive years. F. Caleb Blodgett, Arthur D. Collins, Jr., Antonio M. Gotto, Jr., M.D., Thomas E. Holloran, and Winston R. Wallin are the nominees for election to the Board as Class III directors to serve until the 1998 annual meeting or until their successors are elected and qualified. All of the nominees are currently directors and were elected to the Board of Directors by the shareholders except for Arthur D. Collins, Jr. who was elected by the Board on August 31, 1994.

All of the nominees have indicated a willingness to serve if elected. However, if any nominee becomes unable to serve before the election, the shares represented by the proxy cards may be voted for a substitute designated by the Board, unless an instruction to the contrary is indicated on the proxy card.

THE BOARD RECOMMENDS A VOTE FOR ELECTING THE NOMINEES.



                        DIRECTOR NOMINEES -- CLASS III
                              (TERM ENDING 1998)

[PHOTO]                             Consultant since May 1992. Vice Chairman
F. CALEB BLODGETT, age 68           of General Mills, Inc. (consumer foods and
 Director since 1976                restaurants) from January 1981 to May 1992
 Class III Director                 and Chief Financial and Administrative
 Term expires 1995                  Officer of such company from November 1985
                                    to May 1992, when he retired. Also a
                                    director of Northwestern National Life
                                    Insurance Company, ReliaStar Financial
                                    Corp., Allina Health System, and Waldorf
                                    Corporation; a trustee of Beloit College.

[PHOTO]                             Medtronic's Chief Operating Officer since
ARTHUR D. COLLINS, JR., age 47      January 1994; Executive Vice President of
 Director since 1994                the Company and President of Medtronic
 Class III Director                 International from June 1992 to January
 Term expires 1995                  1994. Corporate Vice President of Abbott
                                    Laboratories (health care products) from
                                    October 1989 to May 1992 and Divisional
                                    Vice President of that company from May
                                    1984 to October 1989. Held various
                                    management positions both in the U.S. and Europe during his 14 years with Abbott.
                                    Also a director of Tennant Company and
                                    GalaGen Inc.

[PHOTO]                             Chairman and Professor of the Department
ANTONIO M. GOTTO, JR., M.D., age 59 of Medicine since 1977 and J. S.
 Director since 1992                Abercrombie Chair, Atherosclerosis and
 Class III Director                 Lipoprotein Research, since 1976 at Baylor
 Term expires 1995                  College of Medicine and Methodist
                                    Hospital. Director and principal
                                    investigator, Specialized Center of
                                    Research in Arteriosclerosis, National
                                    Heart, Lung and Blood Institute; and
                                    president, International Atherosclerosis
                                    Society. Also a director of The Upjohn
                                    Company.

[PHOTO]                             Professor, Graduate School of Business,
THOMAS E. HOLLORAN, age 65          University of St. Thomas, St. Paul,
 Director since 1960                Minnesota since June 1985; Chairman,
 Class III Director                 Minneapolis-St. Paul Metropolitan Airports
 Term expires 1995                  Commission, from February 1989 to January
                                    1991; Chairman of the Board of Directors and Chief Executive Officer of
                                    Inter-Regional Financial Group, Inc.
                                    (holding company for various financial
                                    enterprises) from 1976 to June 1985. Also a director of Flexsteel Industries, Inc., MTS Systems Corp., ADC Telecommunications
                                    Inc., National City Bank of Minneapolis,
                                    National City Bancorporation and Space
                                    Center Company; chairman and a director of Malt-O-Meal Company and the Bush
                                    Foundation; and a director of the
                                    Minnesota Center for Corporate
                                    Responsibility.

[PHOTO]                             Medtronic's Chairman of the Board since
WINSTON R. WALLIN, age 69           January 1986 and Chief Executive Officer
 Director since 1978                from June 1985 to April 1991; President of
 Class III Director                 the Company from June 1985 to March 1989;
 Term expires 1995                  Vice Chairman of The Pillsbury Company
                                    (international food company) from March
                                    1984 to June 1985; President and Chief
                                    Operating Officer of that company from
                                    1977 to 1984. Also a director of Bemis
                                    Company, Inc., Supervalu, Inc., and
                                    Cargill, Inc., and Chairman of the Board of Trustees of Carleton College.

                BOARD MEMBERS CONTINUING IN OFFICE -- CLASS I
                              (TERM ENDING 1996)

[PHOTO]                             Chairman and owner of Rosemount Office
VERNON H. HEATH, age 66             Systems, Inc. (manufacturer of open office
 Director since 1983                furniture systems) since October 1994 and
 Class I Director                   a consultant since February 1994. Chairman
 Term expires 1996                  of Rosemount Inc. (measurement and control
                                    instruments) from 1986 until retirement in February 1994, and President and Chief
                                    Executive Officer from July 1968 until
                                    retirement in October 1991. Also a
                                    director of Supervalu Inc., a Life
                                    Director of Sister Kenny Institute, a
                                    trustee of the University of Minnesota
                                    Foundation and a director of the Courage
                                    Center.

[PHOTO]                             Executive Vice President and Chief
EDITH W. MARTIN, PH.D., age 50      Technology Officer of Student Loan
 Director since 1993                Marketing Association (Sallie Mae) from
 Class I Director                   September 1994 to present; Vice President
 Term expires 1996                  and Chief Information Officer of
                                    International Telecommunications Satellite
                                    Organization (INTELSAT) (operates global satellite system for domestic and international information services) from
                                    July 1992 to September 1994; Vice
                                    President, High Technology Center, The
                                    Boeing Company, October 1984 to June 1992;
                                    Deputy Undersecretary of Defense for
                                    Research and Advanced Technology, 1982 to
                                    1984; Executive Director, Government
                                    Systems Division, Control Data
                                    Corporation, 1980 to 1982; and Director,
                                    Computer Science and Technology
                                    Laboratory, Georgia Institute of
                                    Technology, 1976 to 1980. Also a director of Immunex Corporation and Information
                                    Resources, Inc., a member of the Steering
                                    Committee of the Scottish Collaborative
                                    Initiative on Optoelectronic Sciences and the External Advisory Committee of
                                    Mechanical and Electronic Engineering
                                    Division of Los Alamos National
                                    Laboratory, a fellow of the Institute of Electrical and Electronic Engineers and a director of The Challenger Center.

[PHOTO]                             Vice Chairman of Medtronic since July 1988
GLEN D. NELSON, M.D., age 58        and Executive Vice President from
 Director since 1980                September 1986 to July 1988; Chairman and
 Class I Director                   Chief Executive Officer of American
 Term expires 1996                  MedCenters, Inc. (HMO management) from
                                    July 1984 to August 1986; President and
                                    Chairman of the Board of Trustees of Park
                                    Nicollet Medical Center (medical services) from 1975 to 1986; Surgeon at Park
                                    Nicollet Medical Center from 1969 to 1986.
                                    Also a director of Northwestern National
                                    Life Insurance Company, ReliaStar
                                    Financial Corp., The St. Paul Companies,
                                    Inc., Carlson Holdings, Inc., and Telcom
                                    Systems Services, Inc.

[PHOTO]                             Chairman of the Board of Stericycle, Inc.
JACK W. SCHULER, age 54             (medical waste treatment and recycling
 Director since 1990                business) since 1990; President and Chief
 Class I Director                   Operating Officer of Abbott Laboratories
 Term expires 1996                  (health care products) from January 1987
                                    to August 1989; a director of that company from April 1985 to August 1989 and
                                    Executive Vice President from January 1985 to January 1987. Also a director of Somatogen, Inc. and Chiron Corporation.

[PHOTO]                             Private venture capital investor since
GERALD W. SIMONSON, age 65          June 1978; President and Chief Executive
 Director since 1962                Officer of Omnetics Connector Corporation
 Class I Director                   (microminiature connectors) since March
 Term expires 1996                  1991; President and Chief Executive
                                    Officer of Unisource Corporation (general partner of real estate limited partnerships and equity investments) since
                                    January 1980. Also a director of Unisource
                                    Corporation, Northwest Teleproductions,
                                    Inc., The Chromaline Corporation and
                                    Winthrop Resources Corporation, and
                                    Chairman of the Board of Fairview Hospital and Healthcare Services.

                BOARD MEMBERS CONTINUING IN OFFICE -- CLASS II
                              (TERM ENDING 1997)

[PHOTO]                             Medtronic's President and Chief Executive
WILLIAM W. GEORGE, age 52           Officer since May 1991; President and
 Director since 1989                Chief Operating Officer from March 1989 to
 Class II Director                  April 1991. President, Honeywell Space and
 Term expires 1997                  Aviation Systems (products for commercial
                                    and military aviation markets and space
                                    and satellite applications), from December
                                    1987 to March 1989; President, Honeywell
                                    Industrial Automation and Control, from
                                    May 1987 to December 1987 and Executive
                                    Vice President of that business from
                                    January 1983 to May 1987. Also a director of Dayton Hudson Corporation, Valspar
                                    Corporation, The Toro Company and Allina
                                    Health System; and a director of the
                                    Health Industry Manufacturers Association.

[PHOTO]                             Director, Section of Health and Science
BERNADINE P. HEALY, M.D., age 50    Policy, The Page Center, The Cleveland
 Director since 1993                Clinic Foundation, since July 1995.
 (and 1987-1991)                    Physician affiliated with The Cleveland
 Class II Director                  Clinic Foundation (nonprofit medical
 Term expires 1997                  research organization) from July 1993 to
                                    June 1994; Director of the National
                                    Institutes of Health from April 1991 to
                                    June 1993; Chairman of the Research
                                    Institute of The Cleveland Clinic
                                    Foundation from November 1985 to April
                                    1991; President, the American Heart
                                    Association, National Center, from 1988 to
                                    1989; Deputy Director of Office of Science and Technology Policy, Executive Office of the United States President, from 1984 to
                                    1985; Professor of Medicine, The Johns
                                    Hopkins University School of Medicine,
                                    from 1977 to 1984; a trustee of Battelle
                                    Memorial Institute, the Hudson Institute and the Brookings Institution.

[PHOTO]                             Consultant since February 1985; Vice
RICHARD L. SCHALL, age 65           Chairman of Dayton Hudson Corporation
 Director since 1971                (retailing) from December 1977 to
 Class II Director                  retirement in February 1985. Also a
 Term expires 1997                  director of EcoLab Inc., First Bank
                                    System, Inc., CTL Credit, Inc. and Space
                                    Center Company; a trustee of Santa Barbara
                                    City College Foundation and a director of the Santa Barbara Foundation Finance
                                    Committee.

[PHOTO]                             Executive Officer of Allina Health System
GORDON M. SPRENGER, age 58          (health care delivery) since July 1994;
 Director since 1991                Chief Executive Officer and director of
 Class II Director                  HealthSpan Health Systems Corporation
 Term expires 1997                  (health care delivery) from September 1992
                                    to July 1994; President and Chief
                                    Executive Officer of LifeSpan, Inc.
                                    (health care delivery) from 1982 to
                                    September 1992; Chief Executive Officer of
                                    Abbott-Northwestern Hospital from 1982 to
                                    September 1992; President of
                                    Abbott-Northwestern Hospital from 1982 to
                                    1988. Member of Board of Regents, St. Olaf
                                    College. Also a director of The St. Paul
                                    Companies, Inc. and Chair Elect of the
                                    Board of the American Hospital
                                    Association.

[PHOTO]                             Professor Emeritus since March 1995, and
RICHARD A. SWALIN, PH.D., age 66    Professor from August 1984 to February 1995,
 Director since 1980                Materials Science and Technology
 (and 1973-1977)                    Management, The University of Arizona;
 Class II Director                  consultant in technology management since
 Term expires 1997                  November 1987; President and Chief Executive
                                    Officer of Arizona Technology Development
                                    Corp. from February 1987 to November 1987;
                                    Dean of the College of Engineering and Mines at The University of Arizona from September
                                    1984 to July 1987; Vice President of
                                    Research and Development at Allied-Signal
                                    Corp. from 1977 to 1984. Also a director of BMC Corp.

The affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Meeting is necessary to elect each director nominee. For this purpose, a shareholder voting through a proxy who abstains with respect to the election of directors is considered to be present and entitled to vote on the election of directors at the Meeting, and is in effect a negative vote; but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on the election of directors shall not be considered present and entitled to vote on the election of directors.

BOARD AND BOARD COMMITTEE MEETINGS
During fiscal 1995, Medtronic's Board of Directors held a total of seven Board meetings. Each director attended 75% or more of the total meetings of the Board of Directors and Board committees on which the director served (held during the period he or she served as a director). The standing committees of the Board of Directors include the Audit Committee, the Compensation Committee, the Finance Committee, the Corporate Governance Committee and the Technology and Quality Committee.

AUDIT COMMITTEE. The Audit Committee held four meetings in fiscal 1995. Committee members are Gotto, Schall, Schuler, Sprenger, Swalin (Chair) and Wallin. The committee reviews Medtronic's annual financial statements; makes recommendations regarding Medtronic's independent auditors and scope of auditor services; reviews the adequacy of accounting and audit policies, compliance assurance procedures and internal controls; reviews nonaudit services performed by auditors to maintain auditors' independence; and reports to the Board of Directors on disclosure adequacy and adherence to accounting principles.

COMPENSATION COMMITTEE. The Compensation Committee held two meetings in fiscal 1995. Committee members are Blodgett, Healy, Heath, Holloran (Chair), Martin and Simonson. The committee reviews compensation philosophy and major compensation and benefits programs for employees; administers certain stock and benefit plans; and reviews executive officers' compensation.

FINANCE COMMITTEE. The Finance Committee held four meetings in fiscal 1995. Committee members are Blodgett (Chair), Heath, Holloran, Schall, Simonson and Sprenger. The committee reviews and makes recommendations regarding financial policies and performance objectives as developed by management, including review of Medtronic's annual and long-range operating plans; assists management in evaluation of major acquisitions and divestitures from a financial perspective; reviews changes in capital structure; and reviews banking relationships, insurance coverage on assets, tax strategies and financial performance and related matters pertaining to Medtronic's employee pension and profit sharing plans.

CORPORATE GOVERNANCE COMMITTEE. The Corporate Governance Committee (which replaces the Nominating and Organization Committee) held four meetings in fiscal 1995. Committee members are Blodgett, Gotto, Healy, Heath, Holloran, Martin, Schall, Schuler, Simonson, Sprenger, Swalin and Wallin (Chair). The committee addresses all matters of corporate governance; evaluates qualifications and candidates for positions on the Board; evaluates the performance of the chief executive officer; reviews major organization changes and senior management performance; and reviews directors' cash compensation.

The Corporate Governance Committee will consider nominees for Board membership submitted by shareholders. Nominations by shareholders must be made pursuant to timely notice in writing to the Corporate Secretary at 7000 Central Avenue N.E., Minneapolis, Minnesota 55432. Candidates for director should be persons with broad training and experience in their chosen fields and who have earned distinction in their activities. Notice by the shareholder to be timely must be received not less than 50 nor more than 90 days prior to the meeting or, if less than 60 days' disclosure of the meeting date is given, not later than the close of business on the 10th day following the day on which notice of the meeting date is mailed or public disclosure of such date is made. The notice shall set forth certain information concerning such shareholder and the nominees, including their names and addresses, their principal occupation or employment, the capital stock of the Company which they beneficially own, such other information as would be required in a proxy statement soliciting proxies for the election of the nominees and the consent of each nominee to serve as a director if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

TECHNOLOGY AND QUALITY COMMITTEE. The Technology and Quality Committee held three meetings in fiscal 1995. Committee members are Gotto (Chair), Healy, Martin, Schuler, Swalin and Wallin. The committee reviews policies, practices, processes and quality programs concerning technological and product research; reviews efforts and investments in developing new products and businesses; evaluates Medtronic's technological education and recognition programs; and reviews quality process matters with Medtronic's chief quality officer.

DIRECTOR COMPENSATION
Directors who are not employees of Medtronic receive an annual retainer of $20,000, $1,000 per Board meeting, $750 per Board committee meeting, and reimbursement for reasonable expenses of attending meetings. Each committee chair receives an annual retainer of $3,000 in addition to the committee meeting fee, and the Chairman of the Board receives an annual retainer of $36,000.

The 1994 Stock Award Plan contains provisions permitting directors to elect to receive all or part of their annual retainer and chairmanship fees in restricted stock. Restrictions on the stock lapse upon termination as a director due to death, disability, retirement, or a material change in full-time position or responsibilities, or upon termination of service as a director with the consent of the other directors or upon the occurrence of a "change in control" of the Company as described under "Executive Compensation
- -- Employment and Change in Control Arrangements" below.

Under the Company's 1994 Stock Award Plan, each non-employee director automatically receives an initial stock option grant for Common Stock on the date he or she becomes a director and an additional automatic annual stock option grant on the date of the Annual Meeting of Shareholders. The number of shares subject to the initial stock option is determined by dividing an amount, currently equal to $160,056 and increased each year proportionately with any increase in annual retainer, by the per share closing price of the Company's Common Stock on the New York Stock Exchange on the date of grant. The number of shares subject to the annual stock option grant is determined by a formula based on directors' fees. Each grant includes a related grant of limited stock appreciation rights ("Limited Rights") which are exercisable upon a "change in control" of the Company, as described under "Executive Compensation -- Employment and Change in Control Arrangements" below. The stock options become fully exercisable one year after the date of grant, except that the option granted to a director upon being elected or appointed by the Board will not become exercisable until the director has also been elected to the Board by the shareholders. In addition, the plan provides that non-employee directors who were formerly employees of the Company will receive annual, but not initial, option grants.

In fiscal 1995, each non-employee director received an annual grant for 750 shares with an exercise price of $48.50; therefore, non-employee directors as a group received options for a total of 9,000 shares of the Company's Common Stock, and related limited rights.

Under the Company's retirement plan for directors, each director will receive an annual benefit, equal to the director's annual retainer in effect when leaving the Board, following retirement or other cessation of service as a director of the Company. The annual benefit is payable for a period equal to the years of service as a director up to a maximum of twenty years. No credit is given for years of service as a director while an employee of the Company. Each non-employee director also has group term life insurance in the amount of $100,000 while a member of the Board.

As part of its overall program to promote charitable giving, the Company's Foundation matches gifts by directors to qualified educational institutions up to $4,000 per fiscal year. The Company also has a charitable contribution plan for all directors of the Company. Upon the death of a director with five or more years of service, the Company will contribute a total of $1,000,000 to one or more qualifying charitable institutions recommended by the director and approved by the Compensation Committee. Directors derive no direct financial benefit from this program since all charitable deductions accrue to the Company.

Winston R. Wallin, Chairman of the Board of Directors of the Company and its former chief executive officer, was paid an annual retainer of $36,000 as Chairman of the Board in fiscal 1995. Mr. Wallin's duties include overseeing Board governance activities, strengthening relationships between the Board and management, and consulting with management on business and policy matters. In addition to the services indicated, certain other non-cash compensation and benefits were made available to Mr. Wallin. Earl E. Bakken, Founder and Director Emeritus of the Company, retired from the Board in August 1994 but continues to act as a consultant to the Company. He was paid $100,000 for consulting services rendered to the Company during fiscal 1995. Mr. Bakken's duties include representing the Company at major medical conferences, maintaining relationships with key opinion leaders in the cardiovascular field, and conducting speaking engagements including employee meetings and new employee orientation. As Director Emeritus, Mr. Bakken may attend Board meetings but has no right to vote. He also receives support services, reimbursement for expenses and certain non-cash benefits. This arrangement is renewable annually by the Company.

                SHAREHOLDINGS OF CERTAIN OWNERS AND MANAGEMENT

CERTAIN BENEFICIAL OWNERS. To the best of Medtronic's knowledge, no shareholder beneficially owned more than 5% of Medtronic's Common Stock as of June 12, 1995.

MANAGEMENT SHAREHOLDINGS. The following table shows the number of shares of Medtronic Common Stock beneficially owned by Medtronic's directors, executive officers identified in the Summary Compensation Table below and all directors and executive officers as a group as of June 12, 1995.

                                          AMOUNT AND NATURE OF
NAME OF BENEFICIAL OWNER               BENEFICIAL OWNERSHIP(1)(2)

F. Caleb Blodgett                                 44,040
Arthur D. Collins, Jr.                           104,646
William W. George                                384,934(3)
Antonio M. Gotto, Jr., M.D.                        6,964
Bobby I. Griffin                                  96,676
Bernadine P. Healy, M.D.                           3,944
Vernon H. Heath                                   23,340(4)
Thomas E. Holloran                                44,040
Edith W. Martin, Ph.D.                             5,847
Glen D. Nelson, M.D.                             271,484
Robert L. Ryan                                    24,967
Richard L. Schall                                 56,161
Jack W. Schuler                                   13,389
Gerald W. Simonson                                16,040
Gordon M. Sprenger                                 8,042
Richard A. Swalin, Ph.D.                          16,050
Winston R. Wallin                                362,720(5)
Directors and executive officers as
 a group (21 persons) (2)                      1,759,186

(1) No director or executive officer beneficially owns more than 1% of the shares outstanding. Medtronic's directors and executive officers as a group beneficially own approximately 0.072% of the shares outstanding.

(2) Includes the following shares not currently outstanding but deemed beneficially owned because of the right to acquire them pursuant to options exercisable within 60 days (on or before August 11, 1995) as follows:
     R.A. Swalin, 11,940 shares; 14,040 shares by each of V.H. Heath, T.E. Holloran, and R.L. Schall; 3,800 shares by each of F.C. Blodgett, J.W. Schuler and G.W. Simonson; A.M. Gotto, 6,028 shares; B.P. Healy, 1,944 shares; E.W. Martin, 5,170 shares; G.M. Sprenger, 6,560 shares; W.R. Wallin, 88,758 shares; W.W. George, 271,000 shares; G.D. Nelson, 61,338 shares; A.D. Collins, 63,507 shares; R.L. Ryan, 13,044 shares; B.I. Griffin, 16,178 shares; and all directors and executive officers as a group, 686,311 shares.

(3) W.W. George disclaims beneficial ownership of 12,086 shares included in the above table, which are held by the George Family Foundation, a charitable trust of which he is one of the trustees.

(4) V.H. Heath disclaims beneficial ownership of 1,000 shares included in the above table, which are held by the Heath Foundation, a charitable trust of which he is the trustee.

(5) W.R. Wallin disclaims beneficial ownership of 4,000 shares included in the above table, which are held by The Wallin Foundation, a charitable trust of which he is one of the trustees.

SECTION 16 REPORTING. Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file reports of ownership and changes in ownership of the Company's Common Stock with the Securities and Exchange Commission and the New York Stock Exchange, and the Company is required to identify any of those individuals who failed to file such reports on a timely basis. To the best of the Company's knowledge, based upon a review of such reports furnished to the Company and written representations that no other reports were required, there were no late filings required to be made by the Company's directors or executive officers in fiscal 1995 that were not made, except for two late filings by Willard H. Lewis. Mr. Lewis retired from the Company on October 31, 1994 and inadvertently did not timely file reports of two post-retirement sales which occurred in January and February 1995. Mr. Lewis subsequently reported the sales in March 1995.

                   REPORT OF THE COMPENSATION COMMITTEE ON
                      FISCAL 1995 EXECUTIVE COMPENSATION

The Compensation Committee (the "Committee") of the Board of Directors is responsible for establishing compensation policy and administering the compensation programs of the Company's executive officers. The Committee is comprised of six independent outside directors. The Committee generally meets three times a year to review executive compensation policies, design of compensation programs and individual salaries and awards for the executive officers. The purpose of this report is to inform shareholders of the Company's compensation policies for executive officers and the rationale for the compensation paid to executive officers in fiscal 1995.

COMPENSATION PHILOSOPHY
The Company's compensation program is designed to motivate and reward executives responsible for attaining the financial and strategic goals essential for the Company's long-term success and continued growth in shareholder value. The compensation program has been designed to provide a competitive level of total compensation and offers incentive and equity ownership opportunities directly linked to the Company's performance and shareholder return. The Committee believes it is in the best interests of the shareholders to reward executives when the Company's performance goals are achieved and to provide significantly less compensation when these goals are not met. Therefore, a significant portion of executive compensation is comprised of "at risk" performance- and stock-based incentives.

Key objectives of the compensation program are to:

* Provide a strong, direct link between the Company's short- and long-term financial and strategic goals and executive compensation.

* Motivate executives to achieve corporate, business unit and geographic operating goals through an emphasis on performance-based compensation.

* Align the interests of executives with those of the Company's shareholders by providing a significant portion of compensation in Company Common Stock.

* Provide competitive total compensation in order to attract and retain high caliber key executives critical to the long-term success of the Company.

To maintain a competitive level of total executive compensation, the Committee annually evaluates the compensation packages of certain competitor companies. This group consists of competitors of the Company that derive at least 25% of their revenues from medical devices or equipment. This analysis provides the Committee with competitive data on the mix of compensation elements, the balance of short- and long-term incentives, and overall compensation levels. Differences in company size are adjusted through statistical analysis. Most of the surveyed companies are included in the industry group presented in the performance graph on page 14 of this Proxy Statement. The Committee also uses annual cross-industry compensation data from a survey of more than 300 U.S. manufacturing companies, including many Fortune 500 companies and industry competitors. The Committee's goal is to position the target total compensation for executive officers at the median of the marketplace and the actual total compensation in excess of the median when the Company outperforms the target performance goals. In fiscal 1995, due to strong corporate operating performance and stock appreciation, the actual total compensation of executive officers and of the chief executive officer was generally above the median of the above-described peer and cross-industry groups.

EXECUTIVE OFFICER COMPENSATION PROGRAM
The key components of the Company's executive officer compensation program are base salary, annual incentives and long-term incentives. These elements are described below. In determining compensation, the Committee considers all elements of an executive's compensation package.

BASE SALARY. The Committee annually reviews the base salaries of executive officers. In determining appropriate salary levels, the Committee considers individual performance, level of responsibility, scope and complexity of the position, and salary levels for comparable positions at the peer and cross-industry companies referenced above. In addition, in determining the base salary for the chief executive officer, the Committee also considers annual operating performance, strategic planning and succession planning for senior management. Factors considered in determining base salary are not assigned pre-determined relative weights.

Effective fiscal 1995, the Compensation Committee approved a merit increase of 10.4% for Mr. George. In determining the size of the merit increase, the Committee took into consideration the strong operating performance of the Company, which exceeded annual financial targets, Mr. George's leadership role in the continuing development and implementation of the Company's strategic goals, the compensation levels of the CEO positions in the surveyed companies referenced above, and the fact that Mr. George, along with the other executive officers named in the Summary Compensation Table below, elected not to receive a merit increase for the previous fiscal year as a demonstration of the Company's commitment to aggressively manage costs.

ANNUAL INCENTIVE AWARDS. The purpose of the Company's annual incentive plan is to provide a direct annual financial incentive to executive officers and key managers who achieve corporate operating, business unit and geographic performance goals established under the Company's annual operating plan.

Executive officers are eligible for target awards under the annual incentive plan ranging from 50% to 65% of base salary, with 65% in the case of the chief executive officer. The size of the target award is determined by the executive officer's position and competitive data for similar positions at the peer and cross-industry companies referenced above. The Company sets aggressive performance goals and, in keeping with the strong performance-based philosophy, the resulting awards decrease or increase substantially if actual Company performance fails to meet or exceeds targeted levels. The awards can range from 0% to 150% of the target amounts, and a threshhold level of performance is required before any payout occurs. For fiscal 1995, corporate operating performance was assessed against a target measure of corporate profit before taxes and after-tax return on net assets, with these measures given respective weights of 60% and 40%. Business unit and geographic financial performance were assessed against target measures of earnings before interest and taxes, return on net assets, revenue, operating expense, distribution expense and/or inventory turnover, with these measures assigned respective weights that vary for each participant. In fiscal 1995, all executive officers earned annual incentive compensation because their respective performance levels were met or exceeded.

Mr. George's annual incentive compensation is based solely on the corporate operating performance of the Company. For fiscal 1995, Mr. George earned an award of 131.6% of the target level because actual corporate profit before taxes and after-tax return on net assets (weighted at 60% and 40%, respectively) substantially exceeded the performance targets.

In keeping with the Company's philosophy of encouraging stock ownership by executives, in fiscal 1995 the Company introduced a program which allows executives to elect to receive stock options in lieu of some or all of the cash compensation earned under the annual incentive plan. By foregoing cash compensation for stock options, the variable "at risk" component of the executive's compensation package is extended and executives are further motivated to perform to increase shareholder value over the long term. Under the program, the amount of the stock option grant is determined by the Committee based on consideration of a number of factors, including a present value estimate of stock option value, the degree of risk incurred by the executive and the positive economic impact to the Company.

For fiscal 1995, all of the executives named in the Summary Compensation Table below elected to participate in the program. Mr. George elected to forego $150,000 of annual incentive compensation and was granted an option to purchase up to 8,067 shares at an exercise price of $74.375, which was the fair market value of the Company's stock on April 28, 1995.

LONG-TERM INCENTIVE PLANS. Long-term incentives are provided to executive officers primarily through the Company's performance share and stock option programs.

The primary purpose of the performance share program is to motivate executive officers to achieve the long-term performance goals of the Company. These targets are based on the Company's long-term financial goals, with consideration given to an historic analysis of the Company and peer group companies' performance. The target award for each executive officer is also approved by the Committee based on the scope and complexity of the position and competitive compensation data.

The program provides the possibility of earning a payout in Company Common Stock and cash at the end of a three-year performance cycle. As with short-term incentive compensation, a threshold level of performance is required before payout occurs. At the end of each three-year cycle, the award earned can range from 0% to 180% of the initial performance share units awarded. Performance targets are consistent with the Company's long-term financial goals and were measured in fiscal 1995 based on three-year cumulative earnings per share and three-year average after-tax return on net assets, with these two measures given equal weight in determining performance level. The value of the award is determined by the average price of the Company's Common Stock for the last 20 trading days of the performance cycle. At least half of the award must be paid in the Company's stock, with the other half paid in cash or Company Common Stock at the discretion of the Committee. The plan is thus aligned with both financial results and shareholder value, as the percentage payout varies with financial performance, and the value of the performance share units varies with the stock price.

For the three-year cycle ended in fiscal 1995, the Company achieved cumulative earnings per share and average return on net assets significantly in excess of performance targets. Consequently, the payout for this cycle for all executive officers, including Mr. George, was 180% of the target award.

The Company's stock option program provides compensation opportunities that directly link the interests of management and shareholders, and aid in retaining key executive officers. Executive officers are eligible for annual grants of stock options. Guideline levels of options are prepared based on competitive data from the peer and cross-industry companies referenced above. Individual awards are based on the individual's responsibilities and performance, ability to impact financial performance and future potential. These factors are not assigned pre-determined relative weights. All individual stock option grants for executive officers are reviewed and approved by the Committee. Executive officers receive gains from exercised stock options only to the extent that the fair market value of the stock has increased since the date of option grant.

In fiscal 1995, Mr. George was granted an annual stock option to purchase up to 14,151 shares of the Company's Common Stock at an average exercise price of $53.00 per share. In addition, during fiscal 1995 the Company determined that it would discontinue the restoration of certain non-qualified supplemental retirement benefits as described under "Executive Compensation -- Pension Plan," below. Therefore, the Compensation Committee approved a one-time stock option grant for executives affected by the change, including all of the executive officers named in the Summary Compensation Table below. For each executive, the amount of the stock option grant was determined based on the present value amount of the non-qualified benefits forfeited for the years remaining until retirement. Mr. George was granted an option to purchase 11,396 shares at an exercise price of $53.00. This exchange of a guaranteed benefit for stock options is consistent with the Company's emphasis on linking pay with performance and stock-based compensation, and was economically advantageous to the Company by eliminating an accrued non-qualified expense.

TOTAL COMPENSATION OF CHIEF EXECUTIVE OFFICER. Mr. George's total compensation for fiscal 1995 was designed so that a significant portion of pay was linked to Company performance. Of his total compensation, 76% was derived from variable annual and long-term incentive elements. This "at risk" portion of compensation was heavily weighted with long-term incentives (approximately 56% of Mr. George's total compensation was derived from stock option and performance share programs). The emphasis on "at risk" and long-term incentives is intended to align Mr. George's compensation with the achievement of long-term growth and performance by the Company.

DEDUCTIBILITY CAP ON EXECUTIVE COMPENSATION
Effective January 1, 1994, the Internal Revenue Code generally denies the deduction for compensation in excess of $1,000,000 paid to executive officers named in the Proxy Statement, subject to an exception for "performance-based" compensation. Performance-based compensation, as defined in the tax law, is not subject to this limitation on deductibility provided that certain shareholder approval and other requirements are met. The Committee has determined that it will make every effort, consistent with sound executive compensation principles, to ensure that all amounts paid to the executive officers named in the Proxy Statement are deductible by the Company. The Committee expects that all performance-based compensation paid under its 1994 Stock Award Plan and Management Incentive Plan will qualify for deductibility under the new tax law.

CONCLUSION
The executive officer compensation program administered by the Committee provides incentive to attain strong financial performance and an alignment with shareholder interests. The Committee believes that the Company's compensation program focuses the efforts of the Company's executive officers on the continued achievement of growth and profitability for the benefit of the Company's shareholders.

COMPENSATION COMMITTEE:

Thomas E. Holloran, Chair                          Vernon H. Heath
F. Caleb Blodgett                                  Edith W. Martin, Ph.D.
Bernadine P. Healy, M.D.                           Gerald W. Simonson





                     SHAREHOLDER RETURN PERFORMANCE GRAPH

The graph and table below compare the cumulative total shareholder return on the Company's Common Stock for the last five fiscal years with the cumulative total return on the S&P 500 Index and the S&P Medical Products and Supplies Index over the same period. The graph and table assume the investment of $100 in each of the Company's Common Stock, the S&P 500 Index and the S&P Medical Products and Supplies Index on May 1, 1990 and that all dividends were reinvested.

       COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG MEDTRONIC,
         S&P 500, AND S&P MEDICAL PRODUCTS & SUPPLIES INDUSTRY INDEX

                                    [GRAPH]

                April 30    April 30    April 30    April 30    April 30    April 30
                  1995        1995        1995        1995        1995        1995
MEDTRONIC        $100.00     $176.10     $208.78     $209.83     $243.78     $485.50
S&P 500           100.00      117.57      134.09      146.44      154.24      181.11
S&P MP&S          100.00      161.55      178.53      142.41      133.55      208.14

                            EXECUTIVE COMPENSATION

The following table sets forth the cash and non-cash compensation for each of the last three fiscal years ended April 30, 1995 awarded to or earned by the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company.

                          SUMMARY COMPENSATION TABLE


                                                      ANNUAL COMPENSATION

                                                                         OTHER ANNUAL
                               FISCAL       SALARY          BONUS        COMPENSATION
NAME AND PRINCIPAL POSITION     YEAR         ($)             ($)            ($)(1)
William W. George               1995       $530,007       $303,368(3)           --
President and Chief             1994        479,991        324,282              --
Executive Officer               1993        479,991        338,394              --

Glen D. Nelson, M.D.            1995       $409,956              0(3)      $24,708
Vice Chairman                   1994        369,996        208,308          21,111
                                1993        369,996        217,373          21,746

Arthur D. Collins, Jr.          1995       $384,313        228,454(3)        2,212
Chief Operating Officer         1994        335,833        164,699           1,461
                                1993        316,458        185,919              --

Robert L. Ryan                  1995       $316,499              0(3)          891
Senior Vice President and       1994        300,000        135,120              --
Chief Financial Officer         1993         62,884(10)         --              --

Bobby I. Griffin                1995       $298,732         40,307(3)        3,974
Executive Vice President        1994        271,575        110,585           2,973
and President, Pacing           1993        271,575        131,225           2,949

SUMMARY COMPENSATION TABLE CONTINUED

                                               LONG-TERM COMPENSATION
                                             AWARDS               PAYOUTS
                                   RESTRICTED     SECURITIES
                                      STOCK       UNDERLYING       LTIP           ALL OTHER
                                     AWARDS      OPTIONS/SARS     PAYOUTS       COMPENSATION
NAME AND PRINCIPAL POSITION          ($)(2)         (#)(3)        ($)(6)           ($)(7)
William W. George                         --        33,614       $894,870          $47,277
President and Chief                       --        64,298(4)     490,677           55,085
Executive Officer                         --        14,796        504,587           57,263

Glen D. Nelson, M.D.                      --        32,843        620,867           37,288
Vice Chairman                             --        13,976        334,990           32,754
                                          --        10,612        432,557           24,139

Arthur D. Collins, Jr.                    --        23,808        484,776           35,453
Chief Operating Officer                   --         7,986             --          129,734(8)
                                    $866,200        63,150(5)          --          161,887(8)

Robert L. Ryan                            --        22,520             --           28,932
Senior Vice President and                 --        13,278             --           94,599(9)
Chief Financial Officer                   --        15,014             --           50,000(11)

Bobby I. Griffin                          --        18,162        405,151           28,304
Executive Vice President              12,480         7,986        230,014           26,372
and President, Pacing                     --         5,612        301,234           28,495


(1) Amounts payable by the Company in above-market interest under deferred compensation plan.

(2) Mr. Collins received 24,400 shares of restricted stock when he joined the Company to replace restricted stock he forfeited upon termination from his previous employer. Half of these shares vested one year after the date of grant and the balance subsequently vested on May 12, 1994. On June 23, 1993, Mr. Griffin received a restricted stock award for 390 shares in connection with his induction into the Company's honorary technology society. The shares vested 100% on June 22, 1994. Dividend equivalents were paid on the restricted stock held by Messrs. Collins and Griffin. As of April 30, 1995, Messrs. George, Nelson, Collins, Ryan and Griffin held no restricted stock.

(3) "Bonus" column does not include fiscal 1995 cash bonus payments of $150,000, $323,701, $75,000, $208,256 and $170,000 which Messrs. George,
     Nelson, Collins, Ryan and Griffin, respectively, elected to forgo in order to receive stock options granted in lieu of part or all of their cash bonus compensation under the annual incentive plan. These stock options are included in the "Securities Underlying Option/SARs" column. See "Report of the Compensation Committee on Fiscal 1995 Executive Compensation -- Annual Incentive Awards" and "Option/SAR Grants in Last Fiscal Year," below. That column also includes stock options granted in fiscal 1995 to replace certain discontinued non-qualified supplementary retirement benefits. See "Report of the Compensation Committee on Fiscal 1995 Executive Compensation -- Long-Term Incentive Plans" and "Option/SAR Grants in Last Fiscal Year," below.

(4) Includes stock option to purchase up to 44,864 shares of Common Stock in exchange for terminating existing non-qualified retirement benefit of $100,000 per year for life.

(5) Includes stock option to purchase up to 57,844 shares of Common Stock granted as part of Mr. Collins' employment arrangement, a significant amount of which was a replacement for stock options forfeited upon termination from his previous employer.

(6) Includes the value of both cash and stock earned in fiscal 1995 under the Company's long-term incentive plan described in "Other Long-Term Incentive Awards" below. The stock for the fiscal 1995 payment was valued at $72.2812 per share, the average fair market value for the last 20 trading days in April 1995.

(7) Amounts in this column for fiscal 1995 include the following: the Company contributed $6,000 under the employee stock ownership plan for each of the named executive officers for fiscal 1995; the Company contributed $7,942 for each of the named executive officers to match employee contributions under the 401(k) supplemental retirement plan; and the Company contributed $33,335, $23,346, $21,511, $14,990 and $14,362 to Messrs. George, Nelson,
     Collins, Ryan and Griffin, respectively, under the non-qualified supplemental benefit plan.

(8) Includes $100,000 employment award for each of fiscal 1993 and 1994 in connection with his initial hiring. In addition, fiscal 1993 includes $61,887 in relocation expenses.

(9)  Includes $89,550 in relocation expenses.

(10) Mr. Ryan joined the Company in April 1993.

(11) Includes an employment award of $50,000 in connection with his initial hiring.

OPTION/SAR GRANTS IN LAST FISCAL YEAR
The following table sets forth for each of the named executives the stock options granted by the Company in fiscal 1995 and the potential value of these stock options determined pursuant to Securities and Exchange Commission requirements. No stock appreciation rights were granted to the named executives in fiscal 1995.

                                                                                 POTENTIAL REALIZABLE VALUE AT
                                                                                    ASSUMED ANNUAL RATES OF
                                                                                   STOCK PRICE APPRECIATION
                                 INDIVIDUAL GRANTS                                      FOR OPTION TERM
                       NUMBER OF
                      SECURITIES      % OF TOTAL
                      UNDERLYING     OPTIONS/SARS    EXERCISE
                     OPTIONS/SARS     GRANTED TO      OR BASE
                        GRANTED      EMPLOYEES IN      PRICE     EXPIRATION     0%         5%           10%
NAME                      (#)         FISCAL YEAR     ($/SH)        DATE        ($)      ($)(4)        ($)(4)
W.W. George             14,151(1)         2.9%        $53.00      11/30/04      $0      $471,673     $1,195,312
                        11,396(2)         2.3          53.00      11/30/04       0       379,845        962,601
                         8,067(3)         1.7          74.375     04/28/05       0       377,326        956,219
G. D. Nelson, MD        10,189(1)         2.1          53.00      11/30/04       0       339,614        860,648
                         5,245(2)         1.1          53.00      11/30/04       0       174,823        443,036
                        17,409(3)         3.6          74.375     04/28/05       0       814,289      2,063,569
A.D. Collins, Jr.        9,623(1)         2.0          53.00      11/30/04       0       320,748        812,839
                        10,151(2)         2.1          53.00      11/30/04       0       338,347        857,438
                         4,034(3)          .8          74.375     04/28/05       0       188,686        478,169
R. L. Ryan               5,660(1)         1.2          53.00      11/30/04       0       188,656        478,091
                         5,660(2)         1.2          53.00      11/30/04       0       188,656        478,091
                        11,200(3)         2.3          74.375     04/28/05       0       523,869      1,327,587
B. I. Griffin            5,849(1)         1.2          53.00      11/30/04       0       194,955        494,055
                         3,170(2)          .6          53.00      11/30/04       0       105,661        267,765
                         9,143(3)         1.9          74.375     04/28/05       0       427,655      1,083,762

(1) These stock options granted to the named executive officers have an exercise price equal to the fair market value on the date of grant and vest annually in 25% increments.

(2) These stock options were granted in lieu of certain supplemental retirement benefits and vest equally on an annual basis over a 10-year period, except for the options for Messrs. Griffin and Nelson which vest equally on an annual basis over eight years. See "Report of the Compensation Committee on Fiscal 1995 Executive Compensation -- Long-Term Incentive Plans."

(3) These stock options were granted in lieu of all or part of the cash compensation earned under the Management Incentive Plan. Because the executives elected to forego cash compensation to receive the options, the options are 100% vested at grant. See "Report of the Compensation Committee on Fiscal 1995 Executive Compensation -- Annual Incentive Awards."

(4) The hypothetical potential appreciation shown in these columns reflects the required calculations at annual rates of 5% and 10% set by the Securities and Exchange Commission, and therefore is not intended to represent either historical appreciation or anticipated future appreciation of the Company's Common Stock price.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
 AND FISCAL YEAR-END OPTION/SAR VALUES
The following table sets forth for each of the named executive officers the value realized from stock options exercised during fiscal 1995 and the number and value of exercisable and unexercisable stock options and stock appreciation rights held at April 30, 1995.

                                                      NUMBER OF
                                                      SECURITIES
                                                      UNDERLYING               VALUE OF
                                                     UNEXERCISED              UNEXERCISED
                                                     OPTIONS/SARS            IN-THE-MONEY
                                                      AT FISCAL             OPTIONS/SARS AT
                                                     YEAR-END (#)       FISCAL YEAR-END ($)(1)
                        SHARES         VALUE
                       ACQUIRED      REALIZED        EXERCISABLE/            EXERCISABLE/
NAME                  ON EXERCISE       ($)         UNEXERCISABLE            UNEXERCISABLE
W.W. George                0            $0          277,928/96,758       $16,184,876/3,224,723
G.D. Nelson, M.D.          0             0           78,092/34,417           3,003,834/969,224
A.D. Collins, Jr.          0             0           66,526/28,418           2,389,457/710,521
R.L. Ryan                  0             0           22,023/28,789             350,596/847,525
B.I. Griffin               0             0           24,925/19,395             694,957/543,246

(1) Value of unexercised in-the-money options is determined by multiplying the difference between the exercise price per share and $74.375, the closing price per share on April 28, 1995, by the number of shares subject to such options.

OTHER LONG-TERM INCENTIVE AWARDS
The following table sets forth the number of performance share units granted to each of the named executives in fiscal 1995 under the Company's 1994 Stock Award Plan and the performance-based award formula under such plan.

          LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR(1)

                                                             ESTIMATED FUTURE PAYOUTS
                                                              UNDER NON-STOCK PRICE
                                                                   BASED-PLANS
                       NUMBER OF      PERFORMANCE OR
                     SHARES, UNITS     OTHER PERIOD
                        OR OTHER           UNTIL
                         RIGHTS         MATURATION      THRESHOLD     TARGET      MAXIMUM
NAME                      (#)            OR PAYOUT         ($)          ($)         ($)
W. W. George             7,160        5/1/94-4/30/97     107,579      537,895     968,211
G.D. Nelson, M.D.        4,984        5/1/94-4/30/97      74,885      374,423     673,961
A.D. Collins, Jr.        4,672        5/1/94-4/30/97      70,197      350,984     631,771
R.L. Ryan                3,420        5/1/94-4/30/97      51,386      256,928     462,470
B.I. Griffin             3,228        5/1/94-4/30/97      48,501      242,504     436,506

(1) Payout of awards is based on achieving specified levels of designated performance objectives during a three-year performance cycle. Payout can range from 0% to 180% of units granted, with 20% and 180% as the threshold and maximum payouts, respectively. Payout of 100% of the units granted represents the target payout. Awards are payable at least 50% in Common Stock, with the remainder paid in cash or Common Stock at the discretion of the Compensation Committee. The value in dollars is determined when the award is earned based on the average fair market value per share for the last 20 trading days of the performance cycle. For illustrative purposes, the value of estimated future payouts was determined using the closing price of the Common Stock on May 19, 1995 ($75.125 per share). See "Report of the Compensation Committee on Fiscal 1995 Executive Compensation -- Long-Term Incentive Plans" above.

PENSION PLAN
The Company's pension plan is a defined benefit, tax qualified retirement plan covering most U. S. employees and generally provides 40% of the average of the highest five consecutive years of compensation (including certain incentive compensation) in the final ten years of service, offset by a Social Security allowance as published each year by the Internal Revenue Service. The table below illustrates the annual benefits payable to participants who retire at age 65 with the indicated years of service with Medtronic and with the indicated five-year highest average annual compensation. The benefits have been calculated on a 50% joint and survivor annuity basis, before reduction for any amounts that may be available from Medtronic's former Retirement Account Plan, and include amounts that are provided under the non-qualified supplemental benefit plan. The compensation considered in determining the pensions payable to the below-named executive officers is the compensation shown in the "Salary" and "Bonus" columns of the Summary Compensation Table on page 15.


    FIVE-YEAR
     AVERAGE                   YEARS OF SERVICE WITH THE COMPANY
     ANNUAL
COMPENSATION(1)       15          20          25          30          35

   $  200,000      $ 33,976    $ 45,323    $ 56,603    $ 67,951    $ 72,461
      400,000        70,056      93,454     116,713     140,111     149,131
      600,000       106,136     141,585     176,822     212,271     225,801
      800,000       142,216     189,716     236,931     284,431     302,471
    1,000,000       178,296     237,846     297,041     356,591     379,141
    1,200,000       214,376     285,977     357,150     428,751     455,811

(1) Calculated by considering a participant's compensation levels during the ten-year period immediately preceding retirement. The credited years of service (rounded to the nearest whole year) for the executive officers named in the Summary Compensation Table were as follows at April 30, 1995; W.W. George, 6 years; G.D. Nelson, 9 years; A.D. Collins, Jr., 3 years; R.L. Ryan, 2 years; and B.I. Griffin, 22 years.

Certain limitations on the amount of benefits under the Company's tax qualified retirement plan were imposed by the Employee Retirement Income Security Act of 1974 ("ERISA") and Tax Reform Act of 1986 ("TRA"). The Company's non-qualified supplemental benefit plan provides for the restoration of benefits to officers who may be affected by those limitations so that, in general, total benefits will be equal to the level of benefits which would have been payable under the Company's retirement plan and employee stock ownership plan but for the ERISA and TRA limitations. The amounts shown in the pension plan table above include the additional retirement benefits provided under the non-qualified supplemental benefit plan. In fiscal 1995, the Company elected to discontinue the restoration of 401(k) supplemental retirement plan benefits under the non-qualified supplemental benefit plan beginning retroactively with fiscal 1994. In exchange for the forfeited benefit, executives were provided a one-time stock option grant. See "Report of Compensation Committee on Fiscal 1995 Executive Compensation -- Long-Term Incentive Plans."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
In fiscal 1995, the members of the Compensation Committee were Holloran (Chair), Blodgett, Healy, Heath, Martin, and Simonson. Mr. Holloran served in various capacities as an officer of the Company from 1961 to 1975, including serving as president of the Company from January 1974 to December 1975. Under
Section 162(m) of the Code, Mr. Holloran is considered an outside director until the date of the 1996 Annual Meeting of Shareholders. In fiscal 1995, Mr. George, who is President, Chief Executive Officer and a director of the Company, was a director of Allina Health System and served on the committee that determines the compensation for Mr. Sprenger, who is the Executive Officer of Allina and a director of Medtronic.

EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

CHANGE IN CONTROL ARRANGEMENTS. The executive officers of the Company, including those named in the Summary Compensation Table, have change in control agreements (the "Agreements") with the Company. The Agreements operate only upon the occurrence of a "change in control" as described below. Absent a "change in control" the Agreements do not require the Company to retain the executives or to pay them any specified level of compensation or benefits.

Each Agreement provides that for three years after a "change in control" there will be no adverse change in the executive's salary, bonus, opportunity, benefits or location of employment. If during this three-year period the executive's employment is terminated by the Company other than for cause, or if the executive terminates his employment for good reason (as defined in the Agreements, and including compensation reductions, demotions, relocation and excess travel), or voluntarily during the 30-day period following the first anniversary of the "change in control," the executive is entitled to receive an accrued salary and annual incentive payment through the date of termination and, except in the event of death or disability, a lump sum severance payment ("Lump Sum Payment") equal to three times (two times in the event of termination by the executive in the aforementioned 30-day period) the sum of his base salary and annual bonus (and certain insurance and other welfare plan benefits). Further, an additional payment ("gross-up") is required in an amount such that after the payment of all taxes, income and excise, the executive will be in the same after-tax position as if no excise tax under the Internal Revenue Code had been imposed.

Generally, and subject to certain exceptions, a "change in control" is deemed to have occurred if: (a) a majority of Medtronic's Board of Directors becomes comprised of persons other than persons for whose election proxies have been solicited by the Board, or who are then serving as directors appointed by the Board to fill vacancies caused by death or resignation (but not removal) of a director or to fill newly created directorships; (b) another party becomes the beneficial owner of at least 30% of Medtronic's outstanding voting stock; or (c) Medtronic's shareholders approve a definitive agreement or plan to merge or consolidate Medtronic with another party (other than certain limited types of mergers), exchange shares of voting stock of Medtronic for shares of another corporation pursuant to a statutory exchange, sell or otherwise dispose of all or substantially all of Medtronic's assets, or liquidate or dissolve Medtronic.

If a "change in control" of the Company occurred mid-fiscal 1996 (November 1, 1995) and resulted in the involuntary termination of the named executives at such time or the termination by such executives for good reason, the Lump Sum Payment to be made under such Agreements to those executive officers named in the Summary Compensation Table above would be approximately as follows: W.W. George, $2,970,000; G.D. Nelson, $2,112,000; A.D. Collins, Jr., $2,112,000; R.L.
Ryan, $1,509,750; and B.I. Griffin, $1,438,425. Such amounts are exclusive of the additional gross-up payment required under each of the Agreements as a result of excise taxes on a portion of those amounts.

In addition, events substantially identical to those described above also constitute a "change in control" under certain of the Company's compensation plans. The effects of a change in control under these plans with respect to the compensation of each of the executive officers named in the Summary Compensation Table are described below.

If a "change in control" of the Company occurs, awards under the Company's Management Incentive Plan will accelerate and, subject to certain limitations set forth in the plan, each participant will be entitled to a final award based on certain assumptions as to target performance and salary. If a "change in control" of the Company occurred mid-fiscal 1996 (November 1, 1995), the awards under this plan to be paid to those executive officers named in the Summary Compensation Table above would be approximately as follows: W.W. George, $390,000; G.D. Nelson, $264,000; A.D. Collins, Jr., $264,000; R.L. Ryan,
$167,750; and B.I. Griffin, $159,825.

The Company's stock award plans and agreements thereunder provide that in the event of a "change in control" of the Company, all restrictions under outstanding restricted stock awards shall immediately lapse and the restricted stock period with respect to all such shares shall be deemed to have expired, and performance share awards shall vest immediately in a pro rata amount based on the portion of the performance period elapsed prior to the "change in control" and certain assumptions as to the anticipated performance which would have been achieved during the applicable performance period. If a "change in control" of the Company occurred mid-fiscal 1996 (November 1, 1995) and further assuming for this purpose a market price for the Company's Common Stock at such time of $73.25 (the June 12, 1995 New York Stock Exchange closing price), the awards to be paid to those executive officers named in the Summary Compensation Table above would be approximately as follows for the performance share awards:
W.W. George, $1,413,715; G.D. Nelson, $979,709; A.D. Collins, Jr., $827,446;
R.L. Ryan, $692,604 and B.I. Griffin, $637,660. None of the named executive officers has outstanding restricted stock awards.

The Company's stock award plans and agreements thereunder also provide for or permit acceleration of the exercisability of outstanding stock options upon the occurrence of certain events (such as certain tender offers or exchange offers for the Company's stock, certain changes in control of the Company, a merger or consolidation of the Company with another entity, or a sale of substantially all of the Company's assets or certain plans therefor) or at the discretion of the Board of Directors.

Limited stock appreciation rights ("Limited Rights") granted under the stock option plans are exercisable, with certain limitations, at any time within the thirty-day period following a "change in control" of Medtronic. Upon exercise of Limited Rights, the holder is entitled to receive an amount in cash for each share with respect to which the Limited Rights are exercised equal to the difference between the option exercise price per share of stock covered by the underlying option and the fair market value per share as of the date of exercise. If Limited Rights are exercised, the underlying option will no longer be exercisable to the extent of the number of shares with respect to which the Limited Rights were exercised.

If a "change in control" occurs, subject to certain limitations, Medtronic's contributions to the employee stock ownership plan for that year will equal the greater of Medtronic's target percentage contribution (currently 2.5% of aggregate covered employee compensation in fiscal 1995) or, if a "change in control" occurs after the first quarter of a plan year, the percentage contribution Medtronic would have made upon completion of the plan year based on performance as most recently projected by Medtronic prior to the "change in control" and disregarding the effects of the "change in control."

If a "change in control" occurs during a plan year, subject to certain limitations, Medtronic's matching contribution to the 401(k) supplemental retirement plan shall equal the greater of Medtronic's target percentage matching contribution (currently 62.5% of the first 6% of a participant's contribution in fiscal 1995), or if the "change in control" occurs after the first quarter of a plan year, the percentage contribution Medtronic would have made upon completion of the plan year based on performance as most recently projected by Medtronic prior to the "change in control" and disregarding the effects of the "change in control."

OTHER EMPLOYMENT ARRANGEMENTS. Under the Company's postretirement survivor benefit plan, designated beneficiaries or the estate of each executive officer who retires with the Company (as defined in the Company's tax-qualified employee retirement plans) shall be entitled to receive following the officer's death a lump sum payment equal to the annual salary of such officer in effect at the date of retirement.

           APPROVAL TO AMEND RESTATED ARTICLES OF INCORPORATION TO
                  INCREASE AUTHORIZED SHARES OF COMMON STOCK

GENERAL. At present, Medtronic's Restated Articles of Incorporation authorize the issuance of 200,000,000 shares of Common Stock, $.10 par value per share, and 2,500,000 shares of Preferred Stock, $1.00 par value per share. At June 12, 1995, 115,537,914 shares of Common Stock were outstanding and 84,462,086 shares of Common Stock were authorized but unissued. Of these unissued shares, approximately 7,910,916 were reserved for issuance pursuant to the Company's stock award and other employee benefit plans (assuming the shareholders approve the 1995 Employees Stock Purchase Plan under which 3,000,000 shares are reserved as described herein). Accordingly, at June 12, 1995, there were approximately 76,545,820 shares of Common Stock available for general corporate purposes. No shares of Preferred Stock were outstanding at June 12, 1995.

The Board of Directors recommends that the authorized number of shares of Common Stock be increased from 200,000,000 to 800,000,000. Such increase, if approved, will be effected by amending Section 3.1 of Article 3 of Medtronic's Restated Articles of Incorporation to increase the authorized shares of the Company to 802,500,000, consisting of 800,000,000 shares of Common Stock and 2,500,000 shares of Preferred Stock. The full text of the proposed amended Section 3.1 is set forth in Appendix A hereto.

The Board desires to increase the number of authorized shares of Common Stock to give the Board flexibility to declare stock dividends or stock splits at such times as the Board may deem appropriate (based upon the number of shares of Common Stock outstanding and the number reserved for issuance at this time, the Company does not have sufficient authorized shares of Common Stock to effect a two-for-one stock dividend or stock split); to give the Board flexibility to make acquisitions using stock; to adopt additional employee benefit plans or increase the shares available under existing plans; to raise equity capital or to use the additional shares for other general corporate purposes. Aside from shares currently reserved for issuance under employee benefit plans, the Board has not authorized the issuance of any additional shares, and there are no current agreements or commitments for the issuance of any additional shares.

Shareholders of the Company have no preemptive rights with respect to the Common Stock and Preferred Stock of the Company. If this proposed amendment is adopted, the additional authorized shares of Common Stock will be available for issuance from time to time at the discretion of the Board without further action by the shareholders, although use of such shares for certain employee benefit plans may require shareholder approval to obtain favorable tax treatment and certain protections under the short-term trading provisions of the federal securities laws.

VOTING REQUIREMENTS AND RECOMMENDATION. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company entitled to vote on this item and present in person or by proxy at the Meeting is required for approval of this amendment to the Company's Restated Articles. Proxies solicited by the Board of Directors will be voted for approval of the amendment unless shareholders specify otherwise in their proxies. For this purpose, a shareholder voting through a proxy who abstains with respect to approval of the amendment is considered to be present and entitled to vote on the approval of the amendment at the Meeting, and is in effect a negative vote; but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on the approval of the amendment shall not be considered present and entitled to vote on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THIS AMENDMENT TO THE COMPANY'S RESTATED ARTICLES OF INCORPORATION.

                APPROVAL OF 1995 EMPLOYEES STOCK PURCHASE PLAN

Medtronic has provided some form of stock purchase plan for employees since 1970. The last phase of the current stock purchase plan expires at the end of October 1995. The Board of Directors believes that Medtronic's stock purchase plans have played an important role in retaining employees and giving employees a sense that they have an important stake in the Company's affairs. As a result, the Board of Directors has adopted the Medtronic, Inc. 1995 Employees Stock Purchase Plan (the "1995 Plan") and reserved 3,000,000 shares of Common Stock for issuance pursuant to the 1995 Plan. The 1995 Plan is similar to the Medtronic, Inc. 1990 Employees Stock Purchase Plan (the "1990 Plan"), which expires this year, and is designed to comply with the employee stock purchase plan requirements under Section 423 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). A copy of the 1995 Plan is attached as Appendix B and will be furnished to shareholders upon receipt of written request addressed to the Corporate Secretary.

ADMINISTRATION. The administration of the 1995 Plan is vested in a Committee (the "Committee") appointed by the Board of Directors and consisting of three or more members of the Board who are considered disinterested directors under
Section 16 of the Securities Exchange Act of 1934, as amended (the "Act"). The Committee may delegate all or any part of its authority under the 1995 Plan to persons it designates who may not be disinterested directors, provided that such delegation is consistent with any applicable requirements under Section 16 of the Act and Section 423 of the Internal Revenue Code of 1986, as amended.

ELIGIBILITY. All employees of Medtronic and of those subsidiaries selected by the Board of Directors are eligible to participate in any annual phase of the 1995 Plan. A person is considered employed for purposes of the 1995 Plan if the person is customarily employed for more than 1,000 hours in a 12-month period. Any employee who, immediately after the grant of an option, would own 5% or more of the total combined voting power or value of Common Stock will not be granted an option under the 1995 Plan. In addition, no employee will be permitted to purchase more than $25,000 of Medtronic Common Stock in any calendar year (based upon the fair market value of the stock at the time the option is granted). Approximately 8,800 employees are currently eligible to participate in the Plan.

DURATION AND PARTICIPATION. The 1995 Plan will be operated in consecutive annual phases beginning November 1, 1995. The 1995 Plan has a ten-year term beginning on the commencement date of the first phase, unless the term is extended by the Board of Directors. Each phase will commence on November 1 and will terminate on October 31 of the following year. Before the commencement of each phase, employees may elect to have from 2% to 10% of their salary withheld each pay period, or such other amounts as the Committee from time to time establishes, up to a maximum of 15%. The elected percentage cannot be increased by the employee during the phase, but can be reduced or eliminated entirely. At the end of the phase each employee has an option to purchase shares of Common Stock using some or all of the funds the employee has had withheld during the phase. The purchase price will be 85% of the fair market value of the stock on the first or last day of the phase, whichever is lower. Except in the event of death and except for shares purchased upon retirement or disability (see "Termination of Employment" below), employees are not permitted to sell or otherwise transfer ownership of the shares until one year after the end of the phase in which the stock was purchased. The fair market value of the Company's common stock on June 12, 1995 was $73.25 per share.

TERMINATION OF EMPLOYMENT. If a participant's employment is terminated during a phase of the 1995 Plan for any reason other than retirement or disability, the option granted to such participant shall lapse immediately and payroll deductions will be returned to the participant. If the termination is because of retirement or disability, a participant may exercise his or her option during the month in which the participant retires or disability benefits begin. If termination is due to the participant's death, the option grant will lapse immediately and payroll deductions will be given to the participant's beneficiary. If death occurs after exercise of the option but prior to delivery of the stock, it will be delivered to the executor or an administrator of the participant's estate.

ADJUSTMENTS AND AMENDMENTS UNDER THE PLAN. Under the terms of the 1995 Plan, (i) if the number of outstanding shares of Medtronic's Common Stock increases or decreases as a result of stock splits or consolidations, stock dividends or other transactions in which the Company receives no consideration, the number of shares subject to outstanding options, the number of shares remaining reserved for grant and the price per share will be automatically equitably adjusted to reflect such change, and (ii) in the event of a sale, merger, consolidation or liquidation of the Company or other event that would constitute a "change in control" or a "fundamental change" as defined in the Company's 1994 Stock Award Plan, the Board of Directors may either provide for the acceleration of the current phase and the exercise of options thereunder or provide for the continuation of the 1995 Plan only with respect to completion of the then current phase and the exercise of the outstanding options.

The 1995 Plan may be terminated at any time by the Board of Directors provided that no termination will affect outstanding options without the consent of the participating employees, except as permitted in the event of a sale, merger, consolidation or liquidation of the Company or other event that would constitute a "change in control" or "fundamental change." Also, the Board may amend the 1995 Plan in the best interests of the Company or as may be necessary to comply with Section 423 of the Code or other applicable laws or regulations, provided that no such amendment shall, without prior approval of the shareholders of the
Company: (i) increase the total number of shares for which options may be granted under the 1995 Plan (except in the case of a stock split, stock dividend or similar event as described above); (ii) permit payroll deductions at a rate in excess of 10% of a participant's compensation, or such other permissible maximum contribution established by the Committee; (iii) impair any outstanding option without the participant's consent (except as described above in the event of a sale, merger, consolidation, liquidation or other event that would constitute a "change in control" or "fundamental change"); (iv) materially increase the benefits accruing to participants under the 1995 Plan; or (v) change the requirements as to eligibility for participation in the 1995 Plan.

NEW PLAN BENEFITS. The table below sets forth certain information regarding potential benefits in fiscal 1996 under the 1995 Plan. For purposes of this table, it is assumed that participation in the 1995 Plan will be identical to that in the 1990 Plan during fiscal 1995.


                                                ESTIMATED BENEFITS AS OF OCTOBER
                                                            31, 1996
                                                   NUMBER OF
                                                    SHARES        PURCHASE PRICE
NAME                                             PURCHASED (#)    PER SHARE ($)

W.W. George, President and Chief Executive
               Officer                               669            $31.72
G. D. Nelson, M.D., Vice Chairman                    597             31.72
A. D. Collins, Jr., Chief Operating Officer          669             31.72
R. L. Ryan, Senior Vice President and
              Chief Financial Officer                669             31.72
B. I. Griffin, Executive Vice President and
                 President, Pacing                   669             31.72
All executive officers as a group                  5,204             31.72
All directors who are not executive officers
 as a group                                            0              0
All non-executive officer employees as a group   382,876             31.72


FEDERAL INCOME TAX CONSEQUENCES. Under existing U.S. federal income tax provisions, an employee will not recognize any income either when an option is granted or when it is exercised under the 1995 Plan. For tax purposes, the date of grant of the option will be the date of commencement of the applicable phase of the 1995 Plan. Employees who hold their shares for at least two years from the date of grant of the option and for at least one year from the date of exercise of the option or who die while holding their shares will have ordinary income in the year of disposition or death equal to the lesser of (a) the excess of the fair market value of the shares at the time of disposition or death over the price paid or (b) the excess of the fair market value of the shares at the time the option was granted over the price paid. If the holding periods have been satisfied when the employee sells the shares or if the employee dies while holding the shares, the Company will not be entitled to any deduction in connection with the shares.

Employees who dispose of their shares before the holding periods described above have been satisfied will recognize ordinary income in the year of disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise over the price paid. The Company generally will be entitled to a deduction at the same time as the employee is deemed to have realized ordinary income.

Employees will have a tax basis in their shares equal to the price paid plus the amount treated as ordinary income at the time of disposition of the shares. Any difference between the tax basis and the amount realized will be recognized as a capital gain or loss.

VOTING REQUIREMENTS AND RECOMMENDATION. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company entitled to vote on this item and present in person or by proxy at the Meeting is required for approval of the 1995 Plan. Proxies solicited by the Board of Directors will be voted for approval of the 1995 Plan unless shareholders specify otherwise in their proxies.

For this purpose, a shareholder voting through a proxy who abstains with respect to approval of the 1995 Plan is considered to be present and entitled to vote on the approval of the 1995 Plan at the Meeting, and is in effect a negative vote; but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on the approval of the 1995 Plan shall not be considered present and entitled to vote on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE 1995 EMPLOYEES STOCK PURCHASE PLAN.

                      APPROVAL OF SELECTION OF AUDITORS

Upon recommendation of its Audit Committee, Medtronic's Board has selected Price Waterhouse LLP, certified public accountants, as independent auditors for Medtronic for the fiscal year ending April 30, 1996. That firm has acted as independent auditors for Medtronic for more than 20 years, and the Board considers it highly qualified. Although it is not required to do so, the Board of Directors wishes to submit the selection of Price Waterhouse LLP for shareholders' approval at the Meeting. If the shareholders do not give approval, the Board will reconsider its selection.

Representatives of Price Waterhouse LLP will be present at the Meeting, will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THIS
APPOINTMENT.

                                   GENERAL

The costs of soliciting proxies will be borne by Medtronic, including the reimbursement to record holders of their expenses in forwarding proxy materials to beneficial owners. Directors, officers and regular employees of Medtronic, without extra compensation, may solicit proxies personally or by mail, telephone, fax, telex, telegraph or special letter.

Medtronic has retained Chemical Bank, a firm that provides professional proxy soliciting services, to aid in the solicitation of proxies for a fee of up to $9,500 and reimbursement for certain out-of-pocket expenses.

Any shareholder proposals for the Company's 1996 Annual Meeting of Shareholders (anticipated date August 29, 1996) must be received by the Company by March 28, 1996 in order to be included in the Company's Proxy Statement. The proposals also must comply with all applicable statutes and regulations.

Medtronic's 1995 Annual Shareholder Report, including financial statements, is being sent to shareholders of record as of July 7, 1995, together with this Proxy Statement.

MEDTRONIC WILL FURNISH TO SHAREHOLDERS WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED APRIL 30, 1995, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, UPON RECEIPT OF WRITTEN REQUEST ADDRESSED TO: INVESTOR RELATIONS DEPARTMENT, MEDTRONIC, INC., 7000 CENTRAL AVENUE N.E., MINNEAPOLIS, MINNESOTA 55432.

The Board of Directors knows of no other matters to be presented at the Annual Meeting. If any other business properly comes before the Annual Meeting or any adjournment thereof, the proxies will vote on that business in accordance with their best judgment.

                                             By Order of the Board of Directors,

                                             /s/ Ronald E. Lund
                                             Ronald E. Lund, Secretary
                                             MEDTRONIC, INC.


                                                                    APPENDIX A

                 PROPOSED AMENDMENT TO ARTICLE 3, SECTION 3.1
           OF MEDTRONIC, INC.'S RESTATED ARTICLES OF INCORPORATION

(LANGUAGE TO BE ADDED to the text has been underlined and LANGUAGE TO BE DELETED has been enclosed in brackets "[ ]").

3.1 AUTHORIZED SHARES; ESTABLISHMENT OF CLASSES AND SERIES. The aggregate number of shares the corporation has authority to issue shall be 802,500,000 [202,500,000] shares, which shall consist of 800,000,000 [200,000,000] shares of Common Stock with a par value of $.10 per share, and 2,500,000 shares of Preferred Stock with a par value of $1.00 per share. The Board of Directors is authorized to establish from the shares of Preferred Stock, by resolution adopted and filed in the manner provided by law, one or more classes or series of Preferred Stock, and to set forth the designation of each such class or series and fix the relative rights and preferences of each such class or series of Preferred Stock, including, but not limited to, fixing the relative voting rights, if any, of each class or series of Preferred Stock to the full extent permitted by law. Holders of Common Stock shall be entitled to one vote for each share of Common Stock held of record.


                                                                    APPENDIX B

                               MEDTRONIC, INC.
                      1995 EMPLOYEES STOCK PURCHASE PLAN

1. PURPOSE OF PLAN. Medtronic, Inc. (hereinafter referred to as the "Company") proposes to grant to Employees of the Company and of such subsidiaries as the Company's Board of Directors (the "Board of Directors") may designate from time to time the opportunity to purchase common stock of the Company. Such common stock shall be purchased pursuant to this Plan, which is the MEDTRONIC, INC. 1995 EMPLOYEES STOCK PURCHASE PLAN (hereinafter referred to as the "Plan"). The Company intends that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended, and shall be construed in a manner consistent with the requirements of Section 423, or any successor provision, and the regulations thereunder. The Plan is intended to encourage stock ownership by all Employees of the Company, and to be incentive to them to remain in its employ, improve operations, increase profits and contribute more significantly to the Company's success.

2. DEFINITIONS.

       (a) "Committee" shall mean three or more directors designated by the Board of Directors to administer the Plan under Paragraph 3 hereof, who are considered to be disinterested persons within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

       (b) "Disability" shall mean Disability such that the Participant would be considered disabled under any Retirement plan of the Company which is qualified under Section 401 of the Internal Revenue Code (which currently provides that a Participant shall be considered to have a "Disability" as of the date benefit payments commence under the long term disability plan maintained by the Company or a Subsidiary).

       (c) "Employee" shall mean any Employee, including an officer, who as of the September 30 immediately preceding the commencement date of a phase, is customarily employed for more than 1000 hours in a twelve (12) month period.

       (d) "Internal Revenue Code" shall mean the U.S. Internal Revenue Code of 1986, as amended.

       (e) "Participant" shall mean an Employee who has elected to participate in the Plan.

       (f) "Participating Employer" shall mean Medtronic, Inc. and any of its subsidiaries which Medtronic, Inc. elects from time to time, by resolution duly adopted by its Board of Directors, to have participate in this Plan, or their successors and assigns, by merger, purchase or otherwise, that thereby become subsidiaries.

       (g) "Rate of Exchange" shall mean the Rate of Exchange used by the Company to record transactions on its financial records each month in which the payroll deductions or refunds are processed.

       (h) "Retirement" shall mean Retirement of an Employee as defined under any retirement plan of the Company which is qualified under Section 401 of the Internal Revenue Code (which currently provides for retirement on or after age 55, provided the Employee has been employed by the Company and/or one or more Subsidiaries for at least ten years, or retirement on or after age 62).

       (i) "Salary" shall mean the amount paid during the applicable phase by the Participating Employer to or for the Participant as cash compensation, including, without limitation, sales commissions, formula bonus and short-term incentive plan payments, overtime, Salary continuation payments and sick pay, calculated for the twelve (12) consecutive month period ending on the termination date of the applicable phase.

       (j) "Subsidiary" shall mean any corporation defined as a subsidiary of the Company in Section 424(f) of the Internal Revenue Code or any successor provision.

       (k) "Termination of Employment" shall mean an Employee's complete termination of employment with Medtronic, Inc. and all of its subsidiaries. In the event that any Subsidiary of Medtronic, Inc. ceases to be a Subsidiary of Medtronic, Inc., the Employees of such Subsidiary shall be considered to have terminated their employment as of the date such Subsidiary ceases to be a Subsidiary, whether or not they continue in employment with such former Subsidiary.

3. ADMINISTRATION. The Committee shall administer the Plan. Subject to the express provisions of the Plan, the Committee shall have full authority, in its discretion, to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on the foregoing matters shall be conclusive. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted or stock issued under the Plan.

The Board of Directors shall fill all vacancies on the Committee and may remove any member of the Committee at any time, with or without cause. All determinations of the Committee shall be made by a majority vote of its members. Any decision which is made in writing and signed by a majority of the members of the Committee shall be effective as fully as though made by a majority vote at a meeting duly called and held.

The Committee may delegate all or any part of its authority under the Plan to persons who are not considered disinterested persons under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, for purposes of administering the Plan and any options hereunder, provided that such delegation is consistent with any applicable requirements under Rule 16b-3 of such Act that do not permit persons other than disinterested directors to exercise discretion with respect to options granted to Employees subject to the reporting requirements of such Act, and Section 423(b) (5) of the Internal Revenue Code, which provides that all Employees granted options under the Plan shall have the same rights and privileges.

4. DURATION AND PHASES OF THE PLAN. The Plan will commence as of the commencement date of the first phase hereunder and will terminate ten (10) years thereafter, unless extended by the Board of Directors. Notwithstanding the foregoing, this Plan shall be considered of no force or effect and any options granted hereunder shall be considered null and void unless the holders of a majority of all of the issued and outstanding shares of the common stock of the Company approve the Plan within the twelve (12) consecutive month period immediately preceding or following the date of adoption of the Plan by the Board of Directors.

The Plan shall be carried out in a series of consecutive annual phases. Each phase shall commence on November 1 and terminate the following October 31, with the next succeeding phase to commence immediately after termination of the previous phase. In the event that all of the stock reserved for grant of options hereunder is issued pursuant to the terms hereof prior to the commencement of one or more of the scheduled phases, or the number of shares remaining for optioning is so small, in the opinion of the Committee, as to render administration of any succeeding phase impracticable, such phase or phases may be canceled. Phases shall be numbered beginning with Phase 26 commencing November 1, 1995.

5. ELIGIBILITY. All Employees who are employed by a Participating Employer on the September 30 immediately preceding the commencement date of a phase shall be eligible to participate in such phase.

6. PARTICIPATION. Participation in the Plan is voluntary. An eligible Employee may elect to participate in any phase of the Plan by completing the Plan payroll deduction form provided by his Participating Employer and delivering it to his Participating Employer or its designated representative not later than the October 20 next preceding the commencement date of that phase, or such other date as is established in writing for all Participants by the Senior Vice President, Human Resources, of the Company.

An Employee who elects to participate in any phase of the Plan shall be deemed to have elected to participate in each subsequent consecutive phase unless such Participant elects to discontinue payroll deductions during a phase or exercises his right to withdraw all amounts previously withheld as provided in Paragraph 9(a). In this event, the Participant must submit a change of election form or a new payroll deduction form, as the case may be, to participate in any subsequent phase. The Participant may also increase his participation for any subsequent phase by submitting a new payroll deduction form during the enrollment period prior to that phase.

7. PAYROLL DEDUCTIONS.

       (a) Each Employee electing to participate shall indicate such election on the Plan payroll deduction form by designating that percentage of his Salary which he wishes to have deducted. Such percentage shall be stated in whole percentage points and shall be not less than two percent (2%) nor more than ten percent (10%) of the Participant's Salary, or such other minimum and maximum percentages as the Committee may establish from time to time, but not to exceed fifteen percent (15%).

       Payroll deductions for a Participant shall commence on the first payday coinciding with or immediately following the commencement date of the phase and shall terminate on the last payday immediately prior to or coinciding with the termination date of that phase, unless sooner terminated by the Participant as provided in Paragraph 7(b) or 9(a) hereof. The authorized deductions shall be made over the pay periods of such phase by deducting from the Participant's Salary for each such pay period that percentage as specified by the Participant as of the commencement date of the phase. Except for a Participant's rights to reduce or discontinue deductions pursuant to Paragraphs 7(b) and 9(a) hereof, the same percentage deduction shall be applied against the Participant's Salary for each pay period during such phase, whether or not the Participant's Salary level increases or decreases after the commencement date of such phase.

       The extent to which a Participant may actually exercise his option shall be based upon the amount actually withheld for such Participant as of the termination date of the phase.

       (b) A Participant shall not be entitled to increase the percentage amount to be deducted in a given phase after the delivery deadline specified in Paragraph 6 for filing his payroll deduction form. The Participant may elect at any time prior to or during a phase to decrease the percentage amount to be so deducted or discontinue any further deductions in a given phase by filing an amended election form at least ten (10) days prior to the first payroll date as of which such decrease or discontinued deduction is to become effective. In the event of such a decrease or discontinuance of deductions, the extent to which such Participant may exercise his option as of the termination date of the phase shall depend upon the amount actually withheld through payroll deductions for such Participant. A Participant may also completely discontinue participation in the Plan as provided in Paragraph 9(a) hereof.

       (c) Payroll deductions which are authorized by Participants who are paid compensation in foreign currency shall be maintained in payroll deduction accounts (as provided in Paragraph 11) in the country in which such Participant is employed until exercise of the option. Upon exercise of the option granted to such Participant, the amount so withheld shall be used to purchase up to the maximum number of shares of stock which is subject to that Participant's option pursuant to Paragraph 8(a)(i) below, determined on the basis of the Rate of Exchange for currency as of the exercise date. Upon exercise of the option, the option price shall be paid to the Company in dollars after having been converted at the Rate of Exchange as of the exercise date, and the extent to which the Participant may exercise his option is dependent, in part, upon the Rate of Exchange as of such date.

8. OPTIONS.

       (a) GRANT OF OPTION.

          (i) NUMBER OF SHARES. A Participant who is employed by the Participating Employer as of the commencement date of a phase shall be granted an option as of such date to purchase that number of whole shares of common stock of the Company determined as of the termination date of that same phase by dividing the total amount actually credited to that Participant's account under Paragraph 7 hereof by the option price set forth in Paragraph 8(a)(ii), provided that in no event shall an option be granted for shares in excess of the maximum number permitted in Paragraph 8(a)(iv)(A), and subject to such further limitations set forth in Paragraph 8(a)(iv).

         (ii) OPTION PRICE. The option price per share for such common stock shall be the lesser of:

               A. Eighty-five percent (85%) of the fair market value per share of such common stock on the commencement date of the phase; or

               B. Eighty-five percent (85%) of the fair market value per share of such common stock on the termination date of the phase.

        (iii) FAIR MARKET VALUE. The fair market value of the Company's common stock on such dates (or the last preceding business day if such date is a Saturday, Sunday or holiday) shall be computed as follows:

               A. If the Company's common stock shall be listed on any national securities exchange, then such price shall be computed on the basis of the closing sale price of the common stock on such exchange on each such date, or, if no sale of the common stock has occurred on such exchange on that date, on the next preceding date on which there was a sale of the common stock;

               B. If the common stock shall not be so listed, then such price shall be the mean between the highest bid and asked prices quoted by a recognized market maker in the common stock on each such date; or

               C. If the common stock shall not be so listed and such bid and asked prices shall not be so quoted, then such price shall be determined by an investment banking firm acceptable to the Company.

         (iv) LIMITATIONS ON PURCHASE. Anything herein to the contrary notwithstanding:

               A. The maximum number of shares subject to a Participant's option in any phase is $25,000 of fair market value of the Company's common stock as of the commencement date of the phase, or such lesser amount as is required pursuant to this Paragraph 8(a)(iv).

               B. A Participant shall not have the right to purchase common stock under all employee stock purchase plans of the Company, its subsidiaries or its parent, if any, at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such stock as determined at the time such option is granted (which is equal to $21,250 of stock at 85% of fair market value on the commencement date of the phase) for each calendar year in which such option is outstanding at any time.

               C. No Employee shall be granted an option if, immediately after the grant, such Employee would own and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, its parent, if any, or of any Subsidiary of the Company. For purposes of determining stock ownership under this subparagraph (C), the rules of Section 424(d) of the Internal Revenue Code, or any successor provision, shall apply.

               D. The Committee may, in its discretion, limit the number of shares available for option grants during any phase, as it deems appropriate.

       (b) EXERCISE OF OPTION.

           (i) A Participant may, by written notice to his Participating Employer at any time during the period of October 1 through October 20 (or such other date as provided in Paragraph 6) immediately preceding the termination date of the phase, elect, effective as of the termination date of that phase, not to exercise his option to purchase any common stock or to exercise his option to purchase a specified number of shares of common stock less than the maximum number of shares he is authorized to purchase pursuant to Paragraph 8(a)(i). In such event, his option shall be permitted to lapse, in whole or in part, in accordance with such election, and the cash amounts credited to his account shall be distributed to him as soon as practicable after the termination date of the phase.

           If a Participant fails to give such written notice to the Participating Employer as provided herein, his option for the purchase of such number of shares of common stock as determined pursuant to Paragraph 8(a) will be exercised automatically for him as of the termination date of that phase. In no event shall a Participant be allowed to exercise his option for more shares than can be purchased with the payroll deductions actually credited to his account during such phase, whether or not the deductions actually credited are less than the full amount to be credited as determined on the commencement date of the phase pursuant to Paragraph 7(a) hereof, it being intended that the sufficiency of amounts actually credited to a Participant's account be a condition to the exercise of the option by such Participant.

       (ii) Fractional shares of common stock will not be issued under the Plan. For Participants who use their funds to purchase the maximum amount of stock permissible at the end of a phase, any cash amount that remains in the Participant's account because it is insufficient to purchase a whole share of common stock shall be held in the account until the exercise date of the next subsequent phase, at which time it will be included in the funds used to purchase common stock for that phase, unless such amount is withdrawn pursuant to Paragraph 9(a) or the Committee, in its discretion, elects to pay out such cash amount to Participants.

      (iii) Upon issuance of the common stock to the Participant at the end of a phase, the dividends payable on such stock will be automatically reinvested in the Company's common stock under the Medtronic, Inc. Dividend Reinvestment Plan (the "DRP") unless the Committee, in its discretion, determines otherwise. The Participant has the right, upon written notice to the Company's transfer agent (Norwest Bank Minnesota, N.A.) as provided in the DRP, to elect instead to receive the dividends directly by check.

       (c) ISSUANCE AND DELIVERY OF STOCK. As promptly as practicable after the termination date of any phase, the Company will issue the stock purchased under the Plan. The Company may determine, in its discretion, the manner of delivery of common stock purchased under the Plan, which may be by electronic account entry into new or existing accounts, delivery of stock certificates or such other means as the Company, in its discretion, deems appropriate. The Company may, in its discretion, hold such stock on behalf of the Participants during the restricted period set forth in Paragraph 8(d) below.

       (d) RESTRICTIONS ON RESALE OR TRANSFER OF STOCK. Except in the case of a Participant who exercises his option pursuant to Paragraph 9(c) hereof, shares of common stock acquired by a Participant hereunder may not be sold or transferred until after the earlier of (1) October 31 immediately following the date on which such shares are issued or (2) the death of such Participant.


    Any attempt by the Participant to sell or transfer such shares in violation of this Paragraph 8(d) shall be considered null and void and of no force or effect. During such restricted transfer period, each certificate and account evidencing such shares of common stock shall bear an appropriate legend or stop transfer order, respectively, referring to the terms, restrictions and conditions applicable to the transfer of such shares.

9. WITHDRAWAL OR TERMINATION OF PARTICIPATION.

       (a) WITHDRAWAL. A Participant may, at any time on or before the October 20 immediately preceding the termination date of a phase (or such other date as provided in Paragraph 6 as the deadline to elect to participate in the next phase), withdraw all payroll deductions then credited to his account by giving written notice to his Participating Employer. Promptly upon receipt of such notice of withdrawal, all payroll deductions credited to the Participant's account will be paid to him and no further payroll deductions will be made for such Participant during that phase. In such case, the option granted the Participant under that phase of the Plan shall lapse immediately. Partial withdrawals of payroll deductions may not be made.

       (b) TERMINATION OF EMPLOYMENT. If a Participant's employment shall be terminated for reasons other than Retirement or Disability prior to the termination date of any phase of the Plan in which he is participating, the option granted to such Participant under the Plan shall lapse immediately and the payroll deductions credited to his account shall be returned to him.

       (c) RETIREMENT OR DISABILITY. If the Participant terminates employment prior to the last day of a phase in which he is participating as a result of Retirement or Disability, the date for exercising his option as well as the termination date of such phase solely with respect to such Participant shall be considered for all purposes of this Plan as being the last day of the month in which such Participant's employment is terminated. In such event, he shall remain a Participant hereunder until the termination date of the phase as applicable to him, he shall be entitled to exercise his option as of such date in accordance with the provisions of this Plan, and any shares of stock acquired by him pursuant to exercise of his option shall not be subject to the restrictions on transfer as otherwise provided for under Paragraph 8(d) hereof. If such Participant dies prior to the termination date of the phase as applicable to him, his option shall lapse immediately and the provisions of Paragraph 9(d)(i) hereof shall apply.

       (d) DEATH.

           (i) If the Participant dies before the termination date of any phase of the Plan in which he is participating, the option granted shall lapse immediately and the payroll deductions credited to his account shall be paid to his beneficiary pursuant to Paragraph 14 below. If the Participant elects not to exercise his option pursuant to Paragraph 8(b)(i) and the Participant dies before the amounts credited to his account have been distributed to him, such amounts shall be paid to his beneficiary pursuant to Paragraph 14 below.

           (ii) In the event a Participant dies after exercise of his option, but prior to the delivery to him of the common stock and cash, if any, to be transferred pursuant to the exercise, any such stock and cash shall be delivered by the Company to the joint tenant named pursuant to Paragraph 10(d) hereof or, if none, the executor or administrator of the estate of the Participant. In the event no such executor or administrator has been appointed as of the date for delivery, the stock shall be held by the Company until it receives written notification from the estate of such appointment and shall then be payable to the representative of the estate. The Company may, in its discretion, deliver the cash, if any, in accordance with Paragraphs 9(d)(i) and 14 as if the participant died prior to exercising his option.

10. STOCK RESERVED FOR OPTIONS.

       (a) Three million (3,000,000) shares of common stock of the Company, ten cents ($.10) par value per share (or the number and kind of securities to which such shares may be adjusted in accordance with Paragraph 12), are reserved for issuance upon the exercise of options granted under the Plan. Shares subject to the unexercised portion of any lapsed or expired option may again be subject to option under the Plan.

       (b) If the total number of shares of common stock for which options are to be granted on the commencement date of a given phase exceeds the number of shares then remaining available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding) and if the Committee does not elect to cancel such phase pursuant to Paragraph 4, the Committee shall make a pro rata allocation of the shares remaining available in as nearly a uniform and equitable manner as practicable. In such event, the payroll deductions to be made pursuant to the Plan which would otherwise become effective on such commencement date shall be reduced accordingly. The Committee shall give written notice of such reduction to each Participant affected.

       (c) The Participant (or a joint tenant named pursuant to Paragraph 10(d) hereof) shall have no rights as a shareholder with respect to any shares subject to the Participant's option until the date of issuance of such shares to such Participant. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the issuance date of such stock, except as otherwise provided pursuant to Paragraph 12.

       (d) The shares of common stock to be delivered to a Participant pursuant to the exercise of an option under the Plan will be registered in the name of the Participant or, if the Participant so directs by written notice to the Committee prior to the termination date of that phase of the Plan, in the names of the Participant and one other person as joint tenants with rights of survivorship, to the extent permitted by law. Any shares of stock so registered in the names of the Participant and his joint tenant shall be subject to any applicable restrictions on the right to transfer such shares during such Participant's lifetime as otherwise provided in Paragraph 8 hereof.

11. ACCOUNTING AND USE OF FUNDS. Payroll deductions for each Participant shall be credited to an account established for him under the Plan. A Participant may not make any separate cash payments into such account. Such account shall be solely for bookkeeping purposes and no separate fund or trust shall be established hereunder. All funds from payroll deductions received or held by the Participating Employers under the Plan may be used, without limitation, for any corporate purpose by the Participating Employers who shall not be obligated to segregate such funds. Such accounts shall not bear interest.

12. ADJUSTMENT PROVISION. Subject to any required action by the shareholders of the Company, in the event of an increase or decrease in the number of issued and outstanding shares of common stock of the Company resulting from a subdivision or consolidation of shares or other capital adjustment or the payment of a stock dividend or any other increase or decrease in the number of such shares, effected without receipt of consideration by the Company, the number of shares of stock subject to each outstanding option and the number of shares remaining reserved for grant and not yet subject to option and the price per share thereof shall be automatically equitably adjusted to reflect such change. In the event of sale by the Company of all of its assets and the consequent discontinuance of its business, or in the event of a merger, consolidation or liquidation of the Company, or upon occurrence of any of the particular events described in Section 2(f) or 14(g) of the Medtronic, Inc. 1994 Stock Award Plan, as amended from time to time, the Board of Directors may either (i) amend or adjust the provisions of this Plan to provide for the acceleration of the current phase and the exercise of options thereunder or
(ii) continue the Plan with respect to completion of the then current phase and the exercise of options thereunder. In the event of such continuance, Participants shall have the right to exercise their options as to an equivalent number of shares of stock of the corporation succeeding the Company by reason of such sale, merger, consolidation, liquidation or other event, as provided pursuant to Section 424(a) of the Internal Revenue Code, or any successor provision. The grant of an option pursuant to the Plan shall not limit in any way the right or power of the Company or Board of Directors to make adjustments, reclassifications, reorganizations or changes in the Company's capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

13. NON-TRANSFERABILITY OF OPTIONS. Options granted under any phase of the Plan shall not be transferable and shall be exercisable only by the optionee.

Neither payroll deductions credited to a Participant's account, nor any rights with regard to the exercise of an option or the receipt of common stock under any phase of the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant. Any such attempted assignment, transfer, pledge or other disposition shall be null and void and without effect, except that a Participating Employer may, at its option, treat such act as an election to withdraw funds in accordance with Paragraph 9.

14. DESIGNATION OF BENEFICIARY. A Participant may file a written designation of a beneficiary who is to receive any cash credited to the Participant under any phase of the Plan in the event of such Participant's death prior to exercise of his option pursuant to Paragraphs 9(c) or 9(d) hereof. The beneficiary designation may be changed by the Participant at any time by written notice to the Participating Employer.

Upon the death of a Participant and receipt by the Participating Employer of proof deemed adequate by it of the identity and existence at the Participant's death of a beneficiary validly designated under the Plan, the Participating Employer shall deliver such cash to such beneficiary. In the event there is no validly designated beneficiary under the Plan who is living at the time of the Participant's death, the Participating Employer shall deliver the cash credited to the account of the Participant to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed to the knowledge of the Participating Employer, it may, in its discretion, deliver such cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Participating Employer, then to such other person as the Participating Employer may designate. The Participating Employer will not be responsible for or be required to give effect to the disposition of any cash in accordance with any will or other testamentary disposition made by such Participant or in accordance with the provisions of any law concerning intestacy, or otherwise. No designated beneficiary shall, prior to the death of a Participant by whom he has been designated, acquire any interest in any stock or in any option or in the cash credited to the Participant under any phase of the Plan.

15. AMENDMENT AND TERMINATION. The Plan may be terminated at any time by the Board of Directors provided that, except as permitted pursuant to Paragraph 12, no such termination will take effect with respect to any options then outstanding without the consent of the optionees. Also, the Board may, from time to time, amend the Plan as it may deem proper and in the best interests of the Company or as may be necessary to comply with Section 423 of the Internal Revenue Code or other applicable laws or regulations, provided that no such amendment shall, without prior approval of the stockholders of the Company (a) increase the total number of shares for which options may be granted under the Plan (except as provided in Paragraph 12), (b) permit payroll deductions at a rate in excess of ten percent (10%) of a Participant's compensation or such other permissible maximum contribution established by the Committee, (c) impair any outstanding option without the consent of the optionee (except as provided in Paragraph 12), (d) change the Employees or class of Employees eligible to participate under the Plan or (e) materially increase the benefits accruing to Participants under the Plan.

16. NOTICES. All notices or other communications in connection with the Plan or any phase thereof shall be in the form specified by the Committee and shall be deemed to have been duly given when sent to the Participant at his last known address, or his designated personal representative or beneficiary, or to the Participating Employer or its designated representative, as the case may be.


                                PRELIMINARY COPY

                               MEDTRONIC, INC.
                      ANNUAL MEETING -- AUGUST 30, 1995                   PROXY


The undersigned appoints WINSTON R. WALLIN and RONALD E. LUND, and each of them, as Proxies, each with the power to appoint his substitute, to represent and vote, as designated below, all shares of the undersigned at the 1995 Annual Meeting of Shareholders of Medtronic, Inc. at the Medtronic, Inc. Corporate Center at its Rice Creek facility, 7000 Central Avenue N.E., Minneapolis (Fridley), Minnesota, at 10:30 a.m., Central Daylight Time, on Wednesday, August 30, 1995, and at any adjournment thereof.

The Board of Directors recommends votes FOR:

1. ELECT CLASS III DIRECTORS FOR THREE-YEAR TERMS:

Nominees: F. CALEB BLODGETT, ARTHUR D. COLLINS, JR., ANTONIO M. GOTTO, JR., M.D., THOMAS E. HOLLORAN and WINSTON R. WALLIN.

[ ] FOR all nominees listed above (except those whose names have been written on the line below)

[ ] WITHHOLD AUTHORITY to vote for all nominees listed above

(To withhold authority to vote for any nominee, write that nominee's name on the line below.)

________________________________________________________________________________

           (Continued and to be signed and dated on the other side)

2. Approve amendment to Articles to increase authorized Common Stock from 200,000,000 shares to 800,000,000 shares.
                                           [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

3.   Approve adoption of the 1995 Employees Stock Purchase Plan.
                                           [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

4. Approve appointment of Price Waterhouse LLP as independent auditors.
                                           [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.


                                  Date: _________________________________ , 1995

                                  ______________________________________________

                                  ______________________________________________

                                  ______________________________________________

                                  PLEASE DATE AND SIGN ABOVE exactly as name appears, indicating, if appropriate, official position or representative capacity. If stock is held in joint tenancy, each joint owner should sign.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. MEDTRONIC, INC.


                                PRELIMINARY COPY

                               MEDTRONIC, INC.
                      ANNUAL MEETING -- AUGUST 30, 1995                    PROXY

The undersigned appoints WINSTON R. WALLIN and RONALD E. LUND, and each of them, as Proxies, each with the power to appoint his substitute, to represent and vote, as designated below, all shares of the undersigned at the 1995 Annual Meeting of Shareholders of Medtronic, Inc. at the Medtronic, Inc. Corporate Center at its Rice Creek facility, 7000 Central Avenue N.E., Minneapolis (Fridley), Minnesota, at 10:30 a.m., Central Daylight Time, on Wednesday, August 30, 1995, and at any adjournment thereof.

The Board of Directors recommends votes FOR:

1. ELECT CLASS III DIRECTORS FOR THREE-YEAR TERMS:

Nominees: F. CALEB BLODGETT, ARTHUR D. COLLINS, JR., ANTONIO M. GOTTO, JR., M.D., THOMAS E. HOLLORAN and WINSTON R. WALLIN.

[ ] FOR all nominees listed above (except those whose names have been written on the line below)

[ ] WITHHOLD AUTHORITY to vote for all nominees listed above

(To withhold authority to vote for any nominee, write that nominee's name on the line below.)

________________________________________________________________________________

           (Continued and to be signed and dated on the other side)

2. Approve amendment to Articles to increase authorized Common Stock from 200,000,000 to 800,000,000 shares.
                                           [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

3. Approve adoption of the 1995 Employees Stock Purchase Plan.
                                           [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

4. Approve appointment of Price Waterhouse as independent auditors.
                                           [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                                                     Benefit Plan Shares
                                                     ESOP Shares
                                                     Restricted Shares
                                                     Registered Shares

                                  Date: _________________________________ , 1995

                                  ______________________________________________

                                  ______________________________________________

                                  ______________________________________________

PLEASE DATE AND SIGN ABOVE exactly as name appears, indicating, if appropriate, official position or representative capacity. If stock is held in joint tenancy, each joint owner should sign.